        As filed with the Securities and Exchange Commission on January 30, 2004
                                                     Registration No. 333-110306

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    QLT INC.

             (Exact Name of Registrant as Specified in its Charter)


  BRITISH COLUMBIA, CANADA
(State or Other Jurisdiction                          Not applicable
of Incorporation or Organization)           (I.R.S. Employer Identification No.)

                             887 GREAT NORTHERN WAY
                         VANCOUVER, B.C., CANADA V5T 4T5
                                 (604) 707-7000
               (Address, including zip code, and Telephone Number,
              including area code, of Principal Executive Offices)

                                PAUL J. HASTINGS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    QLT INC.
                             887 GREAT NORTHERN WAY
                         VANCOUVER, B.C. CANADA V5T 4T5
                                 (604) 707-7000
            (Name, Address, including zip code, and Telephone Number,
                   including area code, of Agent for Service)

                                 WITH COPIES TO:

                                SCOTT L. GELBAND
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, SUITE 4800
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 359-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                                          PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                        AMOUNT TO BE       OFFERING PRICE        AGGREGATE          AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED         PER UNIT(1)       OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------- ------------------ ------------------- ------------------ ------------------
3.0% Convertible Senior Notes due 2023                  $172,500,000            100%          $172,500,000        $13,955.25(2)
Common Shares, without par value (3)                       9,692,637(4)         (4)                 (4)                (5)



(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and exclusive of accrued interest, if any.

(2)  Previously paid.

(3) Includes preference share purchase rights that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common shares.

(4) Includes 9,692,637 common shares, and associated preference share purchase rights, issuable upon conversion of the notes registered hereby based on an initial conversion rate of 56.1892 shares per $1,000 principal amount of notes. Pursuant to Rule 416 under the Securities Act, such number of common shares registered hereby shall include an indeterminate number of common shares that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(5) Pursuant to Rule 457(i), there is no additional filing fee with respect to the common shares issuable on conversion of the notes because no additional consideration will be received by the registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, NOR IS IT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 30, 2004

PROSPECTUS
----------

                                  $172,500,000
                          (AGGREGATE PRINCIPAL AMOUNT)

                                    QLT INC.

                     3.0% CONVERTIBLE SENIOR NOTES DUE 2023
                                       AND
          9,692,637 COMMON SHARES ISSUABLE ON CONVERSION OF THE NOTES

We issued the notes in a private placement on August 15, 2003. This prospectus will be used by selling securityholders to resell their notes and the common shares issuable on conversion of their notes. We will not receive any proceeds from this offering.

The notes will mature on September 15, 2023. As described in more detail beginning on page 23 of this prospectus, you may convert the notes into common shares at any time before the close of business on the date of their maturity unless we have previously repurchased the notes, if:

o during any calendar quarter (beginning with the quarter ending December 31, 2003), the closing sale price of our common shares for at least 20 consecutive trading days in the 30 consecutive trading day period ending on the last trading day of the immediately preceding quarter exceeds 120% of the conversion price on that 30th trading day;

o subject to certain exceptions, at any time during the five business day period after any nine consecutive trading days that the average trading price of the notes is equal to or less than 95% of the average, during such nine trading day period, of the product of the closing sale price of our common shares and the conversion rate;

o    on or after September 15, 2008, we elect to call the notes for redemption;

o specified corporate transactions involving the distribution to all or substantially all of our holders of common shares of rights, warrants, cash, assets, debt securities or capital stock should occur; or

o we become a party to specified corporate transactions involving a consolidation, merger or sale of all or substantially all of our assets.

The initial conversion rate is 56.1892 common shares, without par value, per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to an initial conversion price of approximately $17.80 per share. Although subject to adjustment as provided herein, the initial number of common shares issuable on conversion of the notes is 9,692,637.

The notes are our senior unsecured obligations and will rank equally in right of payment with all our future senior unsecured indebtedness. The notes will be effectively subordinated to all of our future secured indebtedness and all existing and future liabilities of our subsidiaries, including trade payables. As of September 30, 2003, we had no material outstanding debt, other than the notes described herein.

The interest rate on the notes is 3% per annum, payable semiannually in arrears on March 15 and September 15 of each year, starting on March 15, 2004.

On or after September 15, 2008, we may redeem at our option the notes in whole or in part at the redemption prices set forth in this prospectus.

On each of September 15, 2008, September 15, 2013 and September 15, 2018, or upon the occurrence of a "repurchase event," as described in this prospectus, you may require us to repurchase any notes held by you at the repurchase prices set forth in this prospectus.

For a more detailed description of the notes, see "Description of Notes" beginning on page 22.

The notes are not listed on any securities exchange or included in any automated quotation system. The notes are eligible for trading on The PORTAL(SM) Market.

Our common shares are listed on The Nasdaq National Market ("Nasdaq") under the symbol "QLTI" and The Toronto Stock Exchange ("TSX") under the symbol "QLT." On January 29, 2004, the last reported sale price of our common shares on Nasdaq and the TSX was $22.29 and CDN$29.85, respectively.

The notes and the common shares into which the notes are convertible may be offered and sold from time to time pursuant to this prospectus by the holders of those securities or by their transferees, pledgees, donees or successors, all of which we refer to as selling securityholders. The selling securityholders may sell the securities directly to purchasers or through underwriters, broker-dealers or agents. If required, at the time of a particular offering of securities by a selling securityholder, a supplement to this prospectus will be circulated setting forth the name or names of any underwriters, broker-dealers or agents, any discounts, commissions or other terms constituting compensation for underwriters and any discounts, commissions or concessions allowed or reallowed or paid to agents or broker-dealers. The selling securityholders will receive all of the net proceeds from the sale of the securities and will pay all underwriting discounts and selling commissions, if any, applicable to any sale. We are responsible for the payment of other expenses incident to the registration of the securities. The selling securityholders and any underwriters, broker-dealers or agents that participate in the distribution of any securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Any discounts, commissions, concessions or profit they earn on any sale of the securities may be deemed to be underwriting compensation under the Securities Act.

This prospectus has not been filed in respect of, and will not qualify, any distribution of the notes, or common shares into which the notes are convertible, in any province or territory of Canada.

                            ------------------------
                 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 9.
                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                  This prospectus is dated ____________, 2004.

                                TABLE OF CONTENTS


                                                                                                                        PAGE
                                                                                                                        ----

Special Note Regarding Forward-Looking Statements ...................................................................    i
Summary .............................................................................................................    1
Risk Factors ........................................................................................................    9
Use of Proceeds......................................................................................................   21
Common Share Price Range ............................................................................................   22
Currency Exchange Rates .............................................................................................   22
Description of Notes ................................................................................................   22
Description of Other Indebtedness ...................................................................................   41
Description of Share Capital ........................................................................................   42
Material Income Tax Consequences ....................................................................................   44
Selling Securityholders .............................................................................................   51
Plan of Distribution ................................................................................................   54
Legal Matters .......................................................................................................   56
Experts..............................................................................................................   56
Where You Can Find More Information..................................................................................   56
Incorporation of Certain Documents by Reference .....................................................................   57


      You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Unless otherwise stated, all dollar amounts appearing in this prospectus are stated in United States dollars, and all financial data included in this prospectus have been prepared in accordance with generally accepted accounting principles in the United States.

         This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     In addition to the other information contained or incorporated by reference in this prospectus, investors should carefully consider the risk factors disclosed in this prospectus, including those beginning on page 9 and those incorporated by reference to our Form 10-K, in evaluating an investment in the notes or the common shares issuable on conversion of the notes. Throughout this prospectus and the information incorporated herein by reference, we make "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors which may cause QLT's actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to: anticipated levels of sales of Visudyne, including patient and physician demand for Visudyne therapy, anticipated future operating results, anticipated timing for and receipt of reimbursement approvals for Visudyne therapy and our other products, the anticipated outcome of pending patent and securities litigation against us, the anticipated timing and progress of clinical trials, the anticipated timing of regulatory submissions for expanded uses for Visudyne and for our other products, the anticipated timing and receipt of regulatory approvals for expanded uses for Visudyne and for our other products, the Company's expectation that it will repurchase its common shares, and statements with respect to our intentions to expand our pipeline through strategic product or technology acquisitions. These statements are predictions only and actual events or our actual results may differ materially. Factors that could cause such actual events or our actual results to differ materially from any future results expressed or implied by such forward-looking statements include, but are not limited to, the ability and efforts of our alliance partner, Novartis Ophthalmics ("Novartis"), to commercialize and market Visudyne, the outcome of pending patent and securities litigation against us, our ability to maintain and expand our intellectual property position, the timing and success of planned or existing clinical trials for Visudyne and for our other products, the outcome of our applications for regulatory approvals for expanded uses for Visudyne and for our other products, our ability to fund share repurchases pursuant to the Company's normal course issuer bid, the need to fund our operating activities, potential acquisitions or investments in businesses, products or technologies and the successful development or acquisition of complementary or supplementary products or product candidates, technologies or businesses.

     You should read this prospectus and the documents incorporated herein by reference completely and with the understanding that actual results may be materially different from what we expect. Except as provided by law, we undertake no obligation after the date of this prospectus to update any forward-looking statements even though our situation may change in the future.

                            ------------------------

                                     SUMMARY

      The following summary is qualified in its entirety by the more detailed information, including our consolidated financial statements and related notes, included in this prospectus and incorporated in this prospectus by reference. You should carefully consider the information set forth in the section entitled "Risk Factors." Unless the context otherwise requires, the terms "QLT," "the Company," "we," "us" and "our" refer to QLT Inc., a British Columbia corporation.

                                    QLT INC.

OVERVIEW

         We are a biopharmaceutical company engaged in the development and commercialization of innovative products that address unmet medical needs. We focus in the areas of ophthalmology, oncology, dermatology and other fields in which products can be marketed by a focused specialty sales and marketing team. We are a pioneer in the field of photodynamic therapy ("PDT"). PDT is a minimally invasive medical procedure utilizing photosensitizers (light-activated drugs) to treat a range of diseases associated with rapidly growing tissue.

         Visudyne, our commercial product, is a photosensitizer for the treatment of the wet form of age-related macular degeneration ("AMD"). Wet AMD is the leading cause of severe vision loss in people over the age of 50 in North America and Europe. Visudyne is marketed through our alliance with Novartis Ophthalmics, and together we are currently investigating the use of Visudyne in additional ophthalmologic indications to expand the existing label. At the same time, the company is pursuing Visudyne (which we refer to as verteporfin in non-ocular indications) development in multiple basal cell carcinoma ("MBCC"), a form of skin cancer. The company is also pursuing the development of other clinical candidates in the treatment of benign prostatic hyperplasia ("BPH"), a progressive condition that results from the excessive benign growth of prostatic tissue, and androgenetic alopecia, or male pattern baldness.

         In addition to our own research and development programs, the Company is actively exploring opportunities to expand its product pipeline by identifying, evaluating and acquiring rights to potential products and technologies developed by third parties, beyond PDT and the field of ophthalmology. The Company also intends to continue to explore strategic collaborations or acquisitions to facilitate its development and commercialization efforts.

OUR PDT TECHNOLOGY

         Photodynamic therapy consists of a two-step process beginning with administration of the drug, or photosensitizer.

         When administered intravenously, the circulating drug attaches to molecules called lipoproteins. Because cells undergoing rapid proliferation (cell division and growth) require a greater amount of lipoproteins than nondividing cells, the drug is delivered more quickly and in higher concentrations to these types of cells. Once the concentration of drug reaches appropriate levels in target cells, it is activated with a pre-calculated dose of light at a particular wavelength. The activated drug subsequently causes the conversion of normal oxygen found in tissue to a highly energized form called singlet oxygen. The singlet oxygen, in turn, causes cell death by disrupting normal cellular functions. The therapeutic effect is not observed until drug and light are combined.

         Because the light is shone directly at the targeted tissue and the drug accumulates in these cells, it reduces damage to normal surrounding tissue, allowing for the treatment to be repeated as needed. Photodynamic therapy can be performed on an out-patient basis.

         We have numerous US patents issued and many corresponding non-US patents issued relating to our PDT technology.

VISUDYNE (VERTEPORFIN) IN OPHTHALMOLOGY

         Visudyne, our commercial product, is a photosensitizer used to treat choroidal neovascularization ("CNV") in patients with the wet form of age-related macular degeneration, as well as other ocular conditions. Visudyne has been approved in over 70 countries, including the United States, Canada, the European Union and Japan, for the treatment of predominantly classic subfoveal CNV in AMD. In addition, Visudyne has been approved for extended indications in over 50 countries, including for occult CNV in the European Union, Australia, New Zealand and Japan, for CNV due to pathologic myopia in the United States and the European Union and for CNV due to presumed ocular histoplasmosis syndrome ("OHS") in the United States. Wet AMD is the leading cause of severe vision loss in people over the age of 50 in North America and Europe.

         Visudyne is marketed and distributed through our alliance with Novartis. QLT and Novartis share equally in the profits from this alliance. Visudyne was approved by the FDA in April 2000 and is currently the only FDA-approved drug treatment for any form of wet AMD.

         Trials are currently underway to evaluate the following uses of
Visudyne:

         o OCCULT AMD: In our Phase III "VIO" (Visudyne in Occult) trial, we are seeking to confirm whether Visudyne therapy is effective in reducing vision loss in patients who have occult with no classic subfoveal CNV secondary to AMD in order to obtain regulatory approval for this indication in the United States. This is a followup study to our "VIP" Occult (Verteporfin in Photodynamic Therapy Occult) trial which showed that at the 24-month examination, 46% of all patients treated with Visudyne therapy lost less than three lines of vision, or 15 letters, on a standard eye chart (moderate vision loss) compared to 33% of patients on placebo (p=0.023). With respect to severe vision loss, 70% of Visudyne treated patients lost less than six lines of vision, or 30 letters, on a standard eye chart versus 53% of patients on placebo, representing a difference of 17% (p=0.001). At the 24-month time point, Visudyne also showed statistically significant outcomes for other visual acuity endpoints. Based on the two-year results of the VIP Occult trial, we obtained marketing authorization for the treatment of occult subfoveal CNV secondary to wet AMD in the European Union, Australia, New Zealand and Japan. The FDA advised us that we would need to replicate the VIP Occult trial prior to receiving approval for this indication in the United States. Approximately 360 patients will be treated and followed for 24 months. Enrollment was completed in September 2003 and interim data is anticipated in 2004.

         o MINIMALLY CLASSIC AMD: In our Phase II trial, the "VIM" (Visudyne in Minimally Classic) investigation, we are studying whether patients with minimally classic subfoveal CNV due to AMD can benefit from Visudyne therapy. At one year, a statistically significant benefit was seen in patients receiving Visudyne. Based on this data, we and Novartis have decided to continue this Phase II study until January 2004. A Phase III trial to generate confirmatory data for regulatory submissions has been started in the United States, Canada and Europe. A total of 200 patients will be treated and followed for 24 months. Enrollment is expected to be completed by the end of 2004 and interim dated is anticipated in 2005.

NOVARTIS ALLIANCE

         Since 1995, we have had an alliance (the "Alliance") with Novartis Ophthalmics, a division of Novartis Pharma AG, to pursue worldwide development and commercialization of PDT products, including Visudyne, as potential treatments for certain eye diseases. We are responsible for the manufacturing and product supply of Visudyne, and Novartis is responsible for sales, marketing and distribution. We share equally the profits realized on revenues from product sales after deductions for marketing costs and manufacturing costs (including any third-party royalties). The Alliance continues its efforts to increase Visudyne revenues in existing markets and also seeks geographic and label expansion through additional regulatory approvals. In addition, the Alliance is actively working to receive additional approvals for reimbursements for approved indications in many countries in the world, including countries in the European Union.

OTHER PRODUCTS--QLT0074

         We are also developing QLT0074, a proprietary photosensitizer that has been internally developed, for the treatment of benign prostatic hyperplasia and androgenetic alopecia (male pattern baldness). We are conducting preclinical studies in other diseases with this compound as well. We have all commercial rights to this photosensitizer.

         Benign prostatic hyperplasia, which results from an excessive benign growth of prostatic tissue, is the most common disease of the prostate. Over 50% of men in their sixties and older have symptoms of BPH. Preclinical studies completed in 2002 indicated that QLT0074 may be useful in the treatment of BPH. In March 2003 we commenced a Phase I/II proof of concept clinical study of QLT0074 in BPH to evaluate safety and preliminary efficacy. We expect to have the results from this trial in the second half of 2004.

         Androgenetic alopecia is a widespread condition for which many men seek solutions. Current therapies have limited efficacy and certain limitations or pose inconveniences. Our preclinical studies and Phase I/II proof of concept studies suggested that under certain conditions, which we are seeking to identify, a topical version of QLT0074 may be useful in this indication. We plan to begin enrollment in a Phase II trial by the end of 2003 and anticipate the results before the end of 2004.

OUR PRODUCT PORTFOLIO

         The following table presents an overview of our approved products and key development activities:


PRODUCT            INDICATION                             GEOGRAPHIC LOCATION(s)                REGULATORY STATUS
-------            ----------                             ----------------------                -----------------
Visudyne           Predominantly classic subfoveal CNV    Over 70 countries including the       Approved
                   in AMD                                 United States, Canada, those of the
                                                          European Union and Japan
                   -----------------------------------------------------------------------------------------------------------------
                   Subfoveal CNV in AMD                   Japan                                 Approved
                   -----------------------------------------------------------------------------------------------------------------
                   Occult with no classic subfoveal CNV   Over 40 countries including           Approved
                   in AMD                                 Australia, New Zealand, Switzerland,
                                                          those of the European Union and Japan
                                                          --------------------------------------------------------------------------
                                                          Canada                                Application for marketing
                                                                                                authorization submitted
                                                          --------------------------------------------------------------------------
                                                          United States                         Phase III study ongoing
                   -----------------------------------------------------------------------------------------------------------------
                   Subfoveal CNV due to pathologic myopia Over 50 countries including the       Approved
                                                          United States, Canada and those of
                                                          the European Union
                   -----------------------------------------------------------------------------------------------------------------
                   Predominantly classic subfoveal CNV    United States                         Approved
                   due to presumed ocular histoplasmosis
                   syndrome
                   -----------------------------------------------------------------------------------------------------------------
                   Minimally classic CNV in AMD           United States, Canada, European Union Phase II study ongoing, Phase III study started
------------------------------------------------------------------------------------------------------------------------------------
Verteporfin        Multiple basal cell carcinoma          United States, Canada, Australia and  Phase III study commenced
                                                          New Zealand
------------------------------------------------------------------------------------------------------------------------------------
QLT0074            Benign prostatic hyperplasia           United States, Canada                 Phase I/II study ongoing
                   -----------------------------------------------------------------------------------------------------------------
                   Androgenetic alopecia                  United States, Canada                 Phase II study planned
------------------------------------------------------------------------------------------------------------------------------------


                            ------------------------

         QLT Inc. was incorporated in 1981 as a British Columbia, Canada company. Our principal executive offices are located at 887 Great Northern Way, Vancouver, B.C., Canada V5T 4T5, and our telephone number is (604) 707-7000. Our primary Web site is located at www.qltinc.com. The information contained on our Web site is not included as a part of, or incorporated by reference into, this prospectus.

         You can obtain more information regarding our business by reading our Annual Report on Form 10-K for the year ended December 31, 2002 and our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2003, June 30, 2003 and September 30, 2003 and the other reports we file with the SEC. See "Where You Can Find More Information."

                              SUMMARY OF THE NOTES



Issuer...........................................................  QLT Inc., a British Columbia company.

Securities offered...............................................  $172,500,000 aggregate principal amount of 3% convertible senior notes due September 15, 2023 and the 9,692,637 common shares initially issuable on conversion of the notes.

Maturity.........................................................  The notes will mature on September 15, 2023, unless earlier redeemed, repurchased or converted.

Interest payment dates...........................................  We will pay 3% interest per annum on the principal amount of the notes, payable semiannually in arrears on March 15 and September
                                                                   15 of each year, starting on March 15, 2004.

Conversion rights................................................  The notes are convertible into 56.1892 of our common shares, without par value, per each $1,000 principal amount of notes
                                                                   (which represents a conversion price of approximately $17.80 per share), subject to adjustment, only in the following
                                                                   circumstances and to the following extent:

                                                                   o        during any calendar quarter (beginning with the
                                                                            quarter ending December 31, 2003), if the closing
                                                                            sale price of our common shares for at least 20
                                                                            consecutive trading days in the 30 consecutive
                                                                            trading day period ending on the last trading day of
                                                                            the immediately preceding calendar quarter exceeds
                                                                            120% of the conversion price on that 30th trading
                                                                            day;

                                                                   o        at any time during the five business day period after
                                                                            any nine consecutive trading days that the average
                                                                            trading price of the notes is equal to or less than
                                                                            95% of the average, during such nine day trading
                                                                            period, of the product of the closing sale price of
                                                                            our common shares and the conversion rate; provided,
                                                                            however, that no notes may be converted pursuant to
                                                                            this condition after September 15, 2018, if, on any
                                                                            trading day during such nine day trading period, the
                                                                            closing sale price of our common shares is greater
                                                                            than the conversion price in effect during such
                                                                            trading day and less than or equal to 120% of such
                                                                            conversion price;

                                                                   o        if we have called the notes for redemption; or

                                                                   o        upon the occurrence of specified corporate
                                                                            transactions and certain distributions resulting in
                                                                            an adjustment to the conversion rate pursuant to the
                                                                            indenture relating to the notes.

                                                                   The conversion rate is subject to adjustment upon certain
                                                                   events.  See "Description of Notes--Conversion Rights."

Ranking..........................................................  The notes are senior unsecured obligations and will rank equally in right of payment with all of our future senior unsecured indebtedness. The notes will be effectively subordinated to all of our future secured indebtedness and all existing and future liabilities of our subsidiaries, including trade payables. As of
                                                                   September 30, 2003, we had no material outstanding debt, other than the notes described herein.





                                                                   The indenture under which the notes were issued does not
                                                                   restrict our or our subsidiaries' ability to incur additional senior or other indebtedness or our or their ability to pledge assets.

Sinking fund.....................................................  None.

Redemption of notes at our option................................  On or after September 15, 2008, we may, at our option, redeem the notes, in whole or in part, for cash at a redemption price equal to 100% of the principal amount of the notes to be
                                                                   redeemed, plus any accrued and unpaid interest to, but
                                                                   excluding, the redemption date. See "Description of
                                                                   Notes--Redemption of Notes at Our Option."

Redemption of notes for tax reasons..............................  We also have the option at any time to redeem all, but not less than all, of the notes at 100% of their principal amount, plus any accrued and unpaid interest to, but excluding, the
                                                                   redemption date, in the event of certain changes in laws and regulations relating to Canadian withholding taxes. Upon our giving notice of a redemption for tax reasons, a holder may elect either (1) to convert its note or (2) not to have its notes redeemed, in which case such holder would not be entitled to receive the additional amounts referred to in "Additional payments to cover Canadian withholding taxes" below. See
                                                                   "Description of Notes--Redemption of Notes for Tax Reasons."

Purchase by us of notes at the option of the holder..............  On each of September 15, 2008, September 15, 2013 and September
                                                                   15, 2018, holders may require us to purchase all or a portion of their notes for cash at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, that date. See
                                                                   "Description of Notes--Purchase of Notes by Us at the Option of
                                                                   the Holder."

Right of holder to require us to repurchase notes if a repurchase  If a change in control or a termination of trading (each, a event occurs...................................................  "repurchase event"), as described in this prospectus, occurs, holders may require us to repurchase all or a portion of their notes for cash at a repurchase price equal to 100% of the
                                                                   principal amount of the notes to be repurchased, plus any
                                                                   accrued and unpaid interest to, but excluding, the repurchase date. See "Description of Notes--Holders May Require Us to
                                                                   Repurchase Their Notes Upon a Repurchase Event."

Additional payments to cover Canadian withholding taxes..........  All payments we make with respect to the notes will be made without withholding or deduction for Canadian taxes unless we are legally required to do so, in which case we will pay such additional amounts as may be necessary so that the net amount received by holders of the notes (other than certain excluded holders) after such withholding or deduction will not be less than the amount that they would have received in the absence of such withholding or deduction. See "Description of
                                                                   Notes--Canadian Withholding Taxes."




Events of default................................................  The following are events of default under the indenture for the notes:

                                                                   o        we fail to pay the principal of any note when due;

                                                                   o        we fail to pay an installment of interest or
                                                                            liquidated damages, and such failure continues for 30
                                                                            days;

                                                                   o        we fail to provide the notice that we are required to
                                                                            give upon the occurrence of a repurchase event;

                                                                   o        we fail to perform any other covenant in the
                                                                            indenture and that failure continues for 30 days
                                                                            after notice to us by the trustee or to the trustee
                                                                            and us by the holders of not less than 25% in
                                                                            aggregate principal amount of the outstanding notes;
                                                                            and

                                                                   o        certain events of bankruptcy, insolvency or
                                                                            reorganization involving us or any significant
                                                                            subsidiary.

Use of proceeds..................................................  We will not receive any of the proceeds from the sale by any selling securityholder of the notes or the underlying common shares into which the notes may be converted.

DTC eligibility..................................................  The notes have been issued in book-entry-only form and are represented by one or more global certificates without interest coupons deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect
                                                                   participants. Except in limited circumstances, no such interest may be exchanged for certificated securities. See "Description of Notes--Form, Denomination and Registration of Notes."


         For a more complete description of the terms of the notes, see "Description of Notes." For a more complete description of our common shares, see "Description of Share Capital."

                       RATIO OF EARNINGS TO FIXED CHARGES

      The ratio of earnings to fixed charges for each of the periods indicated is as follows:


                                                 NINE MONTHS
                                             ENDED SEPTEMBER 30,                           YEARS ENDED DECEMBER 31,
                                             -------------------       -------------------------------------------------------------
                                             2003           2002       2002         2001         2000         1999          1998
                                             ----           ----       ----         ----         ----     -----------    -----------
Ratio of earnings to fixed
   charges(1)..........................      46.5X          41.4X      35.6X        29.1X        7.3X          --           --
Deficiency of earnings to fixed
   charges (1)(2)......................      N/A            N/A        N/A          N/A          N/A      $24,560,000    $17,918,000

------------
(1) For purposes of this calculation, earnings/(deficiency) in earnings are defined as income/(loss) before provision for income taxes and equity income/(loss), plus fixed charges. Fixed charges include the aggregate of interest expense and the portion of operating lease rental expenses that management believes is representative of the interest factor of rent expense.

(2) Due to net losses incurred in 1998 and 1999, the ratio of earnings to fixed charges in those years was less than 1:1. We would have had to generate additional earnings in the amounts indicated in the table to have achieved a ratio of 1:1.

                                  RISK FACTORS

      In addition to the other information contained in or incorporated by reference into this prospectus, you should carefully consider the following risk factors before making an investment in the notes or the common shares issuable on conversion of the notes. If any of the events or circumstances described in the following risks actually occur, our business, financial condition or results of operations could suffer, and the trading price of our common shares and the notes offered by this prospectus could decline. The risks outlined below do not comprise an exhaustive list of all of our risks.

      Keep these risk factors in mind when you read "forward-looking" statements elsewhere in this prospectus and in the documents incorporated by reference into this prospectus. These are statements that relate to our expectations for future events and time periods. Generally, the words "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. See also "Special Note Regarding Forward-Looking Statements."

RISKS ASSOCIATED WITH OUR BUSINESS

FUTURE SALES FROM VISUDYNE MAY BE LESS THAN EXPECTED.

         Our prospects are highly dependent on increasing the sales of our only commercial product, Visudyne. Our revenues to date have consisted largely of revenue from product sales of Visudyne. If sales of Visudyne decline or fail to increase, it would have a material adverse effect on our business, financial condition and results of operations.

         A number of factors may affect the rate and breadth of market acceptance of Visudyne, including:

         o perceptions by physicians and other members of the health care community regarding the safety and efficacy of Visudyne;

         o        patient and physician demand for Visudyne;

         o        Novartis' effectiveness in marketing and selling Visudyne;

         o reimbursement policies of various government and third-party payors;

         o the results of product development efforts for new indications for Visudyne;

         o        availability of sufficient commercial quantities of Visudyne;

         o the placement and maintenance of a sufficient number of laser systems or suitable alternate light sources in medical facilities;

         o price increases of Visudyne, and the price of Visudyne relative to other drugs or competing treatments;

         o the need for retreatment of Visudyne throughout the treatment process not approximating retreatment rates during clinical development;

         o the scope and timing of additional marketing approvals and favorable reimbursement programs for expanded uses of Visudyne;

         o increased competition for Visudyne from new or existing products, which may demonstrate better safety, efficacy or cost-effectiveness than Visudyne; and

         o adverse side effects or unfavorable publicity concerning Visudyne or other drugs in its class.

OUR FUTURE OPERATING RESULTS ARE UNCERTAIN AND LIKELY TO FLUCTUATE.

         Until the fourth quarter of 2000, we had a history of operating losses. Although we were profitable for the years 2000, 2001 and 2002, future operating performance is not certain and we may not be able to maintain operating profitability. Our accumulated deficit at September 30, 2003 was approximately $17.1 million.

         Our operating results may fluctuate from period to period for a number of reasons. In budgeting our operating expenses, some of which are fixed in the short term, we assume that revenues will continue to grow. Even a relatively small revenue shortfall or a small increase in operating expenses may cause a period's results to be below expectations. A revenue shortfall or increase in operating expenses could arise from any number of factors, such as:

         o        lower than expected revenues from sales of Visudyne;

         o changes in pricing strategies for Visudyne, including implementation of price increases for Visudyne;

         o seasonal fluctuations, particularly in the third quarter due to decreased demand for Visudyne in the summer months;

         o high levels of marketing expenses for Visudyne, in particular outside of the United States;

         o        fluctuations in currency exchange rates;

         o unfavorable outcome of pending patent litigation with Massachusetts Eye and Ear Infirmary or securities litigation against the company;

         o higher than expected operating expenses as a result of increased costs associated with the development or commercialization of Visudyne and our other product candidates; and

         o increased operating expenses as a result of product, technology or other acquisitions or business combinations.

OUR PRODUCTS IN DEVELOPMENT MAY NOT ACHIEVE FAVORABLE RESULTS, MAY FAIL TO ACHIEVE REGULATORY APPROVALS OR MARKET ACCEPTANCE, OR MAY ENCOUNTER DIFFICULTIES WITH PROPRIETARY RIGHTS OR MANUFACTURING.

         Our success depends on our ability to successfully develop and obtain regulatory approval to market new pharmaceutical products. Development of a product requires substantial technical, financial and human resources even if such product development is not successfully completed. The outcome of the lengthy and complex process of new product development is inherently uncertain.

         Our potential products may appear to be promising at various stages of development yet fail to reach the market for a number of reasons, including:

         o lack of sufficient treatment benefit or unacceptable safety issues during preclinical studies or clinical trials;

         o        lack of commercial market opportunity;

         o results from preclinical and early clinical studies not predictive of results obtained in large-scale clinical trials;

         o unfavorable data during a clinical trial causing us to determine that continuation of the trial is not warranted (as occurred with our tariquidar trial in May 2003);

         o the FDA or other regulatory authorities suspending our clinical trials at any time if, among other reasons, it concludes that patients participating in such trials are being exposed to unacceptable health risks;

         o failure to receive necessary regulatory approvals after completion of clinical trials;

         o        existence of conflicting proprietary rights of third parties;

         o inability to develop manufacturing methods that are efficient, cost-effective and capable of meeting stringent regulatory standards; and

         o other business imperatives causing us to curtail a particular development program.

         Additional regulatory approvals will also be needed to expand the uses for which Visudyne may be marketed in the United States and the European countries and other markets where it is already approved or applications are pending, and those approvals may be delayed, may not be obtained or may be more limited than anticipated. We may lose market opportunities resulting from delays and uncertainties in the regulatory approval process for new indications involving Visudyne and other products in development.

IF WE DO NOT ACHIEVE OUR PROJECTED DEVELOPMENT GOALS IN THE TIME FRAMES WE ANNOUNCE AND EXPECT, THE COMMERCIALIZATION OF OUR PRODUCTS MAY BE DELAYED AND, AS A RESULT, OUR STOCK PRICE MAY DECLINE.

         From time to time, we estimate the timing of the accomplishment of various scientific, clinical, regulatory and other product development goals, which we sometimes refer to as milestones. These milestones may include the commencement or completion of scientific studies and clinical trials and the submission of regulatory filings. From time to time, we publicly announce the expected timing of some of these milestones. All of these milestones are based on a variety of assumptions. The actual timing of these milestones can vary dramatically compared to our estimates, in some cases for reasons beyond our control. If we do not meet these milestones as publicly announced, the commercialization of our products may be delayed and, as a result, our stock price may decline.

FAILURE OF NOVARTIS TO EFFECTIVELY MARKET VISUDYNE WOULD REDUCE POTENTIAL REVENUES.

         A significant portion of our revenues depends on the efforts of Novartis in promoting and selling Visudyne. If Novartis does not dedicate sufficient resources to the promotion and sale of Visudyne, or if Novartis fails in its marketing efforts, the revenues we receive from the sale of Visudyne would decrease and our business and operating results would be adversely affected.

VISUDYNE SALES ARE WORLDWIDE, AND CURRENCY FLUCTUATIONS MAY IMPAIR OUR REPORTED FINANCIAL RESULTS.

         Our product Visudyne is marketed worldwide. In 2002, approximately 59% of total Visudyne sales were in the United States, with Europe and other markets responsible for the remaining 41%. We expect that international revenues will continue to account for a significant percentage of our revenues for the foreseeable future. A significant portion of our business is conducted in currencies other than the US dollar, which is our reporting currency. The Canadian dollar is our functional currency. We recognize foreign currency gains or losses arising from our operations in the period incurred. As a result, currency fluctuations between the currencies in which we do business, particularly the US dollar, the Euro, the Canadian dollar and the Swiss franc, have caused and could continue to cause significant foreign currency transaction gains and losses. We cannot predict the effects of exchange rate fluctuations on our future operating results because of the number of currencies involved, the variability of currency exposures and the potential volatility of currency exchange rates. We engage from time to time in currency hedging techniques to mitigate the impact of currency fluctuations on our financial results and cash flows, but we cannot give any assurance that our strategies will adequately protect our operating results or balance sheet from the full effects of exchange rate fluctuation.

WE ARE DEPENDENT ON THIRD PARTIES TO DEVELOP AND COMMERCIALIZE SELECT PRODUCT CANDIDATES.

         Our strategy for the research, development, manufacture and marketing of Visudyne and our other products includes entering into various arrangements with third parties and therefore is dependent on the subsequent success of these third parties in performing their responsibilities under such arrangements. Although we believe that parties to such arrangements have an economic incentive to succeed in performing their contractual responsibilities, the amount and timing of resources to be devoted to these activities generally are not under our control. We cannot predict whether such parties, including Novartis, will perform their obligations as expected or whether significant revenue will be derived or sustained from such arrangements. To the extent such parties do not perform adequately under our various agreements with them, the development and commercialization of our products may be delayed, may become more costly to us or may be terminated.

         In some cases, these agreements may be terminated by the other party with limited notice, and, in certain circumstances, the other party may acquire certain rights to the products under development upon termination.

IN THE FIELD OF PDT, WE ARE DEPENDENT ON THE SUCCESS AND CONTINUED SUPPLY OF THIRD-PARTY MEDICAL DEVICE COMPANIES WITH COMPLEMENTARY LIGHT SOURCE AND LIGHT DELIVERY DEVICES.

         Because PDT requires a light source, and in some instances a light delivery system, to be used in conjunction with our photosensitizers, we are dependent on the success of medical device companies in placing and maintaining light sources with the appropriate medical facilities and in distributing the light delivery systems. If the medical device companies with whom we or our collaborative partners have strategic relationships are unable to achieve the appropriate placements of light sources and ensure an uninterrupted supply of light delivery systems, as applicable, if they terminate the collaborative arrangements to pursue more profitable market opportunities, or if they, as a result of industry consolidation or for other reasons, no longer supply complementary light sources or light delivery systems, the sale of Visudyne by our distribution partners and our share of revenues from the sale of Visudyne may be adversely affected. We may not be able to secure additional arrangements with other leading medical device companies to complement the activities of our current providers.

WE MAY BE UNABLE TO HAVE MANUFACTURED OR CONTINUE TO HAVE MANUFACTURED EFFICIENTLY COMMERCIAL QUANTITIES OF VISUDYNE OR OUR OTHER PRODUCTS IN COMPLIANCE WITH FDA AND OTHER REGULATORY REQUIREMENTS.

         Our ability to conduct clinical trials and commercialize Visudyne and our other products, either directly or in conjunction with others, depends, in large part, on our ability to have such products manufactured at a competitive cost and in accordance with FDA and other regulatory requirements. Our contract manufacturers' manufacturing and quality procedures may not achieve or maintain compliance with applicable FDA and other regulatory standards, and, even if they do, we may be unable to produce or continue to produce commercial quantities of Visudyne and our other products at an acceptable cost or margin.

         If current manufacturing processes are modified, or the source or location of our product supply is changed (voluntarily or involuntarily), regulatory authorities will require us to demonstrate that the material produced from the modified or new process or facility is equivalent to the material used in the clinical trials or products previously approved. Any such modifications to the manufacturing process or supply may not achieve or maintain compliance with the applicable regulatory requirements. In many cases, prior approval by regulatory authorities may be required before any changes can be instituted.

         We depend on several third parties in the United States, Canada, Europe and Japan to manufacture Visudyne, and if such third parties fail to meet their respective contract commitments, we may not be able to supply or continue to supply commercial quantities of the product or conduct certain future clinical testing.

THE SUCCESS OF VISUDYNE AND OUR OTHER PRODUCTS MAY BE LIMITED BY GOVERNMENTAL AND OTHER THIRD-PARTY PAYORS.

         The continuing efforts of governmental and third-party payors to contain or reduce the costs of health care may negatively affect the sale of Visudyne and our other products. Our ability to commercialize Visudyne and our other products successfully will depend in part on the timeliness of and the extent to which adequate reimbursement for the cost of such products and related treatments is obtained from government health administration authorities, private health insurers and other organizations in the US and foreign markets. Product sales, attempts to gain market share or introductory pricing programs of our competitors could require us to lower our prices, which could adversely affect our results of operations. We may be unable to set or maintain price levels sufficient to realize an appropriate return on our investment in product development. Significant uncertainty exists as to the reimbursement status of newly approved therapeutic products or newly approved product indications.

         Third-party payors are challenging the price and cost-effectiveness of medical products and services, and the adoption of new legislation and regulations affecting the pricing of pharmaceuticals could further limit reimbursement for medical products and services. For example, in the United States, the US Congress is considering legislation and the Centers for Medicare and Medicaid Services (CMS) is considering regulations that would change the methodologies under which the Medicare program reimburses for pharmaceuticals such as Visudyne. To the extent such governmental or private third-party payors focus their efforts on Visudyne or our current or future product candidates, sales of such products could be negatively affected.

         There can be no assurance that any of our applications or re-applications for reimbursement for all or any component of Visudyne therapy will result in approvals or that our current reimbursement approvals will not be reduced or reversed in whole or in part. For example, during 2002 the CMS announced that it would not uphold its original intention to expand the national coverage policy for Visudyne therapy to include reimbursement for patients with occult only subfoveal CNV secondary to AMD. That decision constituted a reversal of the CMS's original position. As a result of the recent settlement of a lawsuit between the CMS and certain third parties unrelated to the Company, the CMS reconsidered reimbursing for Visudyne therapy for patients with occult only subfoveal CNV secondary to AMD. The CMS has recently announced that it intends to expand reimbursement to patients with occult only subfoveal CNV secondary to AMD and minimally classic CNV associated with AMD having certain lesion types.


PATIENT ENROLLMENT MAY NOT BE ADEQUATE FOR OUR CURRENT TRIALS OR FUTURE CLINICAL TRIALS.

         Our future prospects could suffer if we fail to develop and maintain sufficient levels of patient enrollment in our current or future clinical trials. Our willingness and ability to complete clinical trials is dependent on, among other factors, the rate of patient enrollment, which is a function of many factors, including:

         o        the nature of our clinical trial protocols or products;

         o the inability to secure regulatory approval to modify previously approved clinical trial protocols;

         o        the existence of competing protocols;

         o        the size and longevity of the target patient population;

         o        the proximity of patients to clinical sites;

         o        the eligibility criteria for the trials; and

         o        the patient drop-out rates for the trials.

         For example, enrollment in the Phase III clinical trial of verteporfin for the treatment of patients with multiple basal cell carcinoma has not progressed as quickly as we had originally projected. Our initial estimate for completion of enrollment was the end of 2003; however, that target was not met. Delays in planned patient enrollment may result in increased costs, delays or termination of clinical trials, which could materially harm our future prospects.

VISUDYNE AND OUR OTHER PRODUCTS MAY EXHIBIT ADVERSE SIDE EFFECTS THAT PREVENT THEIR WIDESPREAD ADOPTION OR THAT NECESSITATE WITHDRAWAL FROM THE MARKET.

         Visudyne (or verteporfin) and our other products may exhibit undesirable and unintended side effects that may prevent or limit their commercial adoption and use.

         Even after approval by the FDA and other regulatory authorities, Visudyne and our other products may later exhibit adverse side effects that prevent widespread use or necessitate withdrawal from the market. New unexpected side effects not previously observed during clinical trials could emerge in the future. The manifestation of such side effects could cause our business to suffer. In some cases, regulatory authorities may require labeling changes that could add warnings or restrict usage based on unexpected side effects seen after marketing a drug.

WE MAY FACE COMPETITION AND NOT BE SUCCESSFUL IN ADDRESSING IT.

         We may be unable to contend successfully with current or future competitors. The pharmaceutical and biotechnology industries are characterized by rapidly evolving technology and intense competition. Our competitors include major pharmaceutical and biopharmaceutical companies, many of which have access to financial, technical and marketing resources significantly greater than ours and substantially greater experience in developing and manufacturing products, conducting preclinical and clinical testing and obtaining regulatory approvals.

         We are aware of certain products manufactured or under development by competitors that are used for the prevention and treatment of certain diseases that we have targeted for product development. The existence of these products, or other products or treatments of which we are not aware, or products or treatments that may be developed in the future, may adversely affect the marketability of our products.

         We are aware of a number of competitors developing treatments for AMD, including Eyetech Pharmaceuticals, Inc./Pfizer Inc., Genentech, Inc./Novartis Ophthalmics, Alcon Laboratories, Inc., Iridex Corporation, Genaera Corporation and GenVec, Inc. Some of these treatments are in late-stage clinical development. We also believe that Visudyne could be competing against surgical or other treatments for AMD, including macular translocation, submacular surgery and laser photocoagulation, among others. If competing treatments for AMD are introduced to the market, Visudyne's market share could be eroded. The terms of our agreement with Novartis do not restrict Novartis from developing or commercializing, whether by itself or in collaboration with third parties, non-PDT products that could be competitive with our products that utilize PDT for ophthalmological indications, including Visudyne.

         We believe that each of these competitors is or might be conducting preclinical studies and clinical testing on their own or with certain third parties in various countries for a variety of diseases and medical conditions for which we have ongoing development programs. These and other companies also may be involved in competitive activities of which we are not aware.

WE DEPEND ON KEY PERSONNEL, AND IF WE DO NOT ATTRACT AND RETAIN KEY PERSONNEL, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

         Our success depends on the continued contributions of our executive officers and scientific and technical personnel. Many of our key responsibilities have been assigned to a relatively small number of individuals. The competition for qualified personnel is intense, and the failure to secure the services of key personnel or loss of services of key personnel could adversely affect our business.

OUR BUSINESS COULD SUFFER IF WE ARE UNSUCCESSFUL IN IDENTIFYING, NEGOTIATING OR INTEGRATING FUTURE ACQUISITIONS, BUSINESS COMBINATIONS AND STRATEGIC ALLIANCES.

         We may not be successful in identifying, initiating or completing negotiations to expand our operations and market presence by future product, technology or other acquisitions and business combinations, joint ventures or other strategic alliances with other companies. Competition for attractive acquisition or alliance targets can be intense, and there can be no guarantee that we will succeed in completing such transactions.

         Even if we are successful in these negotiations, these transactions create risks, such as:

         o difficulty assimilating the operations, technology and personnel of the combined companies;

         o disruption of our ongoing business, including loss of management focus on existing businesses and other market developments;

         o        problems retaining key technical and managerial personnel;

         o expenses associated with the treatment of in-process research and development and amortization of other purchased intangible assets;

         o impairment of relationships with existing employees, customers and business partners; and

         o        additional losses from any equity investments we might make.

         We may not succeed in addressing these risks, and we may not be able to make acquisitions and business combinations, joint ventures or strategic alliances on terms that are acceptable to us. If we are not successful, our earnings may be adversely affected. In addition, any businesses we may acquire may incur operating losses.

WE ARE A DEFENDANT IN A PENDING SECURITIES CLASS ACTION LAWSUIT THAT MAY REQUIRE US TO PAY SUBSTANTIAL DAMAGES OR OTHERWISE SERIOUSLY HARM OUR BUSINESS.

         Securities class action litigation is often expensive and time-consuming, and the outcome of such litigation is often uncertain. Regardless of its outcome, the securities class action lawsuit may cause us to incur significant expenses and divert the attention of our management and key personnel from our business operations. In the worst case, despite our insurance, the securities class action lawsuit may require us to pay substantial damages and may otherwise seriously harm our business.

WE ARE A DEFENDANT IN PENDING INTELLECTUAL PROPERTY AND PATENT LAWSUITS THAT MAY REQUIRE US TO PAY SUBSTANTIAL ROYALTIES OR DAMAGES, MAY SUBJECT US TO OTHER EQUITABLE RELIEF OR MAY OTHERWISE SERIOUSLY HARM OUR BUSINESS.

         We are a party to two lawsuits filed against us by Massachusetts Eye and Ear Infirmary ("MEEI"). These lawsuits, which involve patents relating to our Visudyne product, are described in more detail in our periodic reports filed with the SEC. As described in those reports, the first lawsuit alleged certain contract and tort claims for which MEEI sought damages and equitable relief, including, among other things, injunctive relief. As further described in those reports, we obtained a judgment of dismissal pursuant to our motion for summary judgment in the first lawsuit, which dismissal MEEI has appealed. In addition, as described in those reports, the second lawsuit alleges infringement of a US patent and unjust enrichment for which MEEI is seeking damages and equitable relief, including injunctive relief. Although we believe that the claims of MEEI in these lawsuits are without merit, these lawsuits may not ultimately be resolved in our favor. If they are not resolved in our favor, we may be obligated to pay damages, may be obligated to pay an additional royalty or damages for access to the inventions covered by claims in issued US patents, may be subject to such equitable relief as a court may determine (which could include an injunction) or may be subject to a remedy combining some or all of the foregoing.

WE MAY NOT BE ABLE TO OBTAIN AND ENFORCE EFFECTIVE PATENTS TO PROTECT OUR PROPRIETARY RIGHTS FROM USE BY COMPETITORS, AND PATENTS OF OTHER COMPANIES COULD REQUIRE US TO STOP USING OR PAY TO USE REQUIRED TECHNOLOGY.

         We may not be able to obtain and enforce patents, to maintain trade secret protection for our technology and to operate without infringing on the proprietary rights of third parties. The extent to which we are unable to do so could materially harm our business.

         We have applied for and will continue to apply for patents for certain aspects of Visudyne and our other products and technology. Such applications may not result in the issuance of any patents, and any patents now held or that may be issued may not provide us with a preferred position with respect to any product or technology. It is possible that patents issued or licensed to us may be challenged successfully. In that event, to the extent a preferred position is conferred by such patents, any preferred position held by us would be lost. If we are unable to secure or to continue to maintain a preferred position, Visudyne and our other products could become subject to competition from the sale of generic products. In addition, we have an exclusive worldwide license from the University of British Columbia ("UBC") for all of the patents and know-how owned by UBC relating to verteporfin, QLT0074 and certain additional photosensitizers and their use as therapeutics or diagnostics. Under our license agreement with UBC, if we fail to make any required payments to UBC, UBC would have the right to terminate these licenses.

         Patents issued or licensed to us may be infringed by the products or processes of other parties. The cost of enforcing our patent rights against infringers, if such enforcement is required, could be significant, and the time demands could interfere with our normal operations.

         It is also possible that a court may find us to be infringing validly issued patents of third parties. In that event, in addition to the cost of defending the underlying suit for infringement, we may have to pay license fees and/or damages and may be enjoined from conducting certain activities. Obtaining licenses under third-party patents can be costly, and such licenses may not be available at all. Under such circumstances, we may need to materially alter our products or processes.

         Unpatented trade secrets, improvements, confidential know-how and continuing technological innovation are important to our scientific and commercial success. Although we attempt to and will continue to attempt to protect our proprietary information through reliance on trade secret laws and the use of confidentiality agreements with our corporate partners, collaborators, employees and consultants and other appropriate means, these measures may not effectively prevent disclosure of our proprietary information, and, in any event, others may develop independently, or obtain access to, the same or similar information.

WE MAY FACE FUTURE PRODUCT LIABILITY CLAIMS THAT MAY RESULT FROM THE SALE OF VISUDYNE AND OUR OTHER PRODUCTS.

         The testing, manufacture, marketing and sale of human pharmaceutical products entail significant inherent risks of allegations of product liability. Our use of such products in clinical trials and our sale of Visudyne and our other product candidates may expose us to liability claims allegedly resulting from the use of these products. These claims might be made directly by consumers, healthcare providers or others selling our products. We carry clinical trials and product liability insurance to cover certain claims that could arise during the clinical trials for our product candidates or during the commercial use of Visudyne. The limits of liability under the insurance policy are $20 million per incident and per year in the aggregate. Such coverage, and any coverage obtained in the future, may be inadequate to protect us in the event of a successful product liability claim, and we may not be able to increase the amount of such insurance or even renew it. A successful product liability claim could materially harm our business. In addition, substantial, complex or extended litigation could cause us to incur large expenditures and distract our management.

WE MAY BE UNABLE TO COMPLY WITH ONGOING REGULATORY REQUIREMENTS.

         Visudyne and our products under development are subject to extensive and rigorous regulation for safety, efficacy and quality by the US federal government, principally the FDA, and by state and local governments. To the extent Visudyne and our products under development are marketed abroad, they are also subject to export requirements and to regulation by foreign governments. The regulatory clearance process is lengthy, expensive and uncertain. We may not be able to obtain, or continue to obtain, necessary regulatory clearances or approvals on a timely basis, or at all, for Visudyne or any of our products under development, and delays in receipt or failure to receive such clearances or approvals, the loss of previously received clearances or approvals, or failure to comply with existing or future regulatory requirements could materially harm our business.

         Drugs manufactured or distributed pursuant to the FDA's approval are subject to pervasive and continuing regulation by the FDA, certain state agencies and various foreign governmental regulatory agencies such as the EMEA.

Manufacturers are subject to inspection by the FDA and those state agencies, and they must comply with the host of regulatory requirements that usually apply to drugs marketed in the United States, including but not limited to the FDA's labeling regulations, Good Manufacturing Practice requirements, adverse event reporting and the FDA's general prohibitions against promoting products for unapproved or "off-label" uses. Our failure to comply with applicable requirements could result in sanctions being imposed on us. These sanctions could include warning letters, fines, product recalls or seizures, injunctions, refusals to permit products to be imported into or exported out of the United States, FDA refusal to grant approval of drugs or to allow us to enter into governmental supply contracts, withdrawals of previously approved marketing applications and criminal prosecutions.

         We, our contract manufacturers and manufacturers of light sources and delivery systems used with Visudyne and our other PDT products under development are subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. In addition, advertising and promotional materials relating to medical devices and drugs are, in certain instances, subject to regulation by the Federal Trade Commission or the FDA. We, our contract manufacturers and manufacturers of light sources and delivery systems used with Visudyne and our PDT products under development may be required to incur significant costs to comply with such laws and regulations in the future, and such laws or regulations may materially harm our business. Unanticipated changes in existing regulatory requirements, the failure of us, our contract manufacturers or manufacturers of light sources and delivery systems used with Visudyne and our PDT products under development to comply with such requirements or the adoption of new requirements could materially harm our business.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE, AND OUR PROSPECTS FOR OBTAINING IT ARE UNCERTAIN.

         Our business may not generate the cash necessary to fund our operations and anticipated growth. We expect that the funding requirements for our operating activities will continue to increase substantially in the future, primarily due to the expanded clinical testing of Visudyne and our other products. The amount required to fund additional operating expenses will also depend on other factors, including the status of competitive products, the success of our research and development programs, the extent and success of any collaborative research arrangements and the results of product, technology or other acquisitions or business combinations. We could seek additional funds in the future from a combination of sources, including product licensing, joint development and other financing arrangements. In addition, we may issue debt or equity securities if we determine that additional cash resources could be obtained under favorable conditions or if future development funding requirements cannot be satisfied with available cash resources. Additional capital may not be available on terms favorable to us, or at all. If adequate capital is unavailable, we may not be able to engage in desirable acquisition or in-licensing opportunities and may have to reduce substantially or eliminate expenditures for research, development, clinical testing, manufacturing and marketing for Visudyne and our other products.

VARIOUS PROVISIONS OF OUR CHARTER AND OUR SHAREHOLDER RIGHTS PLAN MAY HAVE THE EFFECT OF IMPEDING A CHANGE IN CONTROL, MAKING REMOVAL OF THE PRESENT MANAGEMENT MORE DIFFICULT OR RESULTING IN RESTRICTIONS ON THE PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS TO THE SHAREHOLDERS.

         With shareholder approval, we have adopted a shareholder rights plan that will be in effect for six years commencing March 17, 2002, subject to further confirmation by shareholders after three years. The general effect of the plan is to require anyone who seeks to acquire 20% or more of our outstanding common shares to make a bid complying with specific provisions included in the plan. In certain circumstances, holders of common shares may acquire additional shares of QLT (or those of the acquiror) at a 50% discount from the then-prevailing market price. The provisions of the plan could prevent or delay the acquisition of our company by means of a tender offer, a proxy contest or otherwise, making it more difficult for shareholders to receive any premium over the current market price that might be offered.

         Our authorized preference share capital is available for issuance from time to time at the discretion of our board of directors, without shareholder approval. Our charter grants the board of directors the authority, subject to the corporate law of British Columbia, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of preference shares, including any dividend rate, voting rights, conversion privileges or redemption or liquidation rights. The rights of any future series of preference shares could have an adverse effect on the holders of our common shares by delaying or preventing a change of control, making removal of the present management more difficult or resulting in restrictions on the payment of dividends and other distributions to the holders of common shares.

THE MARKET PRICE OF OUR COMMON SHARES IS EXTREMELY VOLATILE.

         The stock prices of pharmaceutical and biopharmaceutical companies, including QLT, are extremely volatile, and it is likely that the market price of our common shares will continue to be highly volatile. Since January 1, 2002, the closing market price of our common shares on Nasdaq has ranged from a low of $7.54 per share in the fourth quarter of 2002 to a high of $25.48 in the first quarter of 2002. Our stock price could be subject to wide fluctuations in response to a number of factors, including:

         o announcements by us or our competitors of significant acquisitions, strategic relationships, joint ventures or capital commitments;

         o announcements by us or our competitors of technological innovations or new commercial products;

         o results of clinical trials for Visudyne and our other products under development;

         o developments relating to patents, proprietary rights and potential infringement;

         o expense and time associated with obtaining government approvals for marketing of Visudyne and our other products under development;

         o reimbursement policies of various government and third-party payors;

         o public concern over the safety of Visudyne and our other products under development or those of our competitors;

         o        changes in estimates of our revenue and operating results;

         o variances in our revenue or operating results from forecasts or projections;

         o recommendations of securities analysts regarding investment in our stock;

         o        governmental medical price discussions; and

         o factors beyond our control which affect the stock markets generally, including, but not limited to, current political and economic events, market and industry trends and broad market fluctuations;

         These broad market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

RISKS RELATED TO THE NOTES

THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO ALL OF OUR FUTURE SECURED INDEBTEDNESS AND TO ALL LIABILITIES OF OUR SUBSIDIARIES.

         The notes will rank equally with all of our future senior unsecured indebtedness. The notes will be effectively subordinated to all of our future secured indebtedness and all existing and future liabilities of our subsidiaries, including trade payables. The indenture governing the notes does not restrict the incurrence of senior or other indebtedness by us or our subsidiaries, nor does it restrict our ability to pledge our assets or those of our subsidiaries.

         None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes and, as a result, the notes will be effectively subordinated to all indebtedness and other obligations of our subsidiaries with respect to our subsidiaries' assets. Because of this subordination, our right to receive any assets of any of our subsidiaries, and the right of the holders of the notes to participate in those assets, will be subordinated to the claims of that subsidiary's creditors. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding-up of our business, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

         In addition, our ability to make payments on the notes and pay dividends on the common shares that may be issued on conversion of the notes may depend in part on the earnings of, and the distribution of funds from, our subsidiaries. Restrictions on our subsidiaries' ability to pay dividends or to make other cash payments to us may materially affect our ability to pay principal and interest on our indebtedness and dividends on the common shares we will issue on a conversion of the notes. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due. See "Description of Notes--Ranking."

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS TO PURCHASE THE NOTES ON THE PURCHASE DATES OR TO FINANCE ANY REPURCHASE OF NOTES REQUIRED BY THE INDENTURE.

         On each of September 15, 2008, September 15, 2013 and September 15, 2018, holders may require us to purchase, for cash, all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest to, but excluding, that date. In addition, if a repurchase event occurs, each holder of the notes may require us to repurchase, for cash, all or a portion of the holder's notes. We cannot assure you that there will be sufficient funds available for any required repurchases of the notes. In addition, the terms of any agreements related to borrowing that we may enter into from time to time may require early repayment of borrowings under circumstances similar to those constituting a repurchase event or make our repurchase of notes an event of default under those agreements. If we fail to repurchase the notes when required, we will be in default under the indenture governing the notes. See "Description of Notes--Purchase of Notes by Us at the Option of the Holder" and "Description of Notes--Holders May Require Us to Repurchase Their Notes Upon a Repurchase Event."

         The term "repurchase event" is limited to certain specified transactions and may not include other events that might harm our financial condition or the value of our securities. Our obligation to repurchase the notes upon a repurchase event would not necessarily afford holders of the notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. See "Description of Notes--Holders May Require Us to Repurchase Their Notes Upon a Repurchase Event" and "Description of Notes--Consolidation, Merger, Amalgamation or Sale of Assets."

WE HAVE MADE ONLY LIMITED COVENANTS IN THE INDENTURE, WHICH MAY NOT PROTECT YOUR INVESTMENT IF WE EXPERIENCE SIGNIFICANT ADVERSE CHANGES IN OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

The indenture governing the notes does not:

         o require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and, therefore, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

         o limit our ability to incur indebtedness that is equal in right of payment to the notes;

         o limit the ability of any of our subsidiaries to incur additional indebtedness that is effectively senior to the notes;

         o restrict our ability to pledge our assets or those of our subsidiaries;

         o restrict the ability of our subsidiaries to issue securities that would be senior to the common shares of our subsidiaries held by us; or

         o restrict our ability to make investments, pay dividends or make other payments in respect of our common shares or other securities ranking junior or pari passu to the notes.

         Therefore, you should not consider the covenants or the other provisions of the governing instruments as a significant factor in evaluating whether we will be able to comply with our obligations under the notes.

VOLATILITY OF THE MARKET PRICE OF OUR COMMON SHARES MAY ADVERSELY AFFECT THE TRADING PRICE OF THE NOTES.

         The market price of our common shares has experienced, and may continue to experience, substantial volatility. Because the notes are convertible into our common shares, volatility in the price of our common shares, whether on The Nasdaq National Market or on The Toronto Stock Exchange, may adversely affect the trading price of the notes. In addition, holders who receive common shares on conversion of their notes will also be subject to the risk of volatility and depressed prices of our common shares. See "Risks Associated With Our Business - The market price of our common shares is extremely volatile."


ILLIQUIDITY AND THE ABSENCE OF A PUBLIC MARKET FOR THE NOTES COULD CAUSE PURCHASERS OF THE NOTES TO BE UNABLE TO RESELL THEM FOR AN EXTENDED PERIOD OF TIME.

         There is no established trading market for the notes. At the time of the original issuance of the notes in a private placement on August 15, 2003, we were advised by the initial purchasers that they intended to make a market in the notes. However, the initial purchasers are not obligated to do so and may discontinue market-making activities at any time without notice. Although the notes have been designated for trading on The PORTAL(SM) Market, we cannot assure you that an active trading market for the notes will develop or, if such market develops, how liquid it will be.

         Holders of the notes may experience difficulty in reselling, or an inability to sell, the notes. If a market for the notes develops, any such market may be discontinued at any time. If a trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, the price of our common shares into which the notes are convertible, prevailing interest rates, foreign exchange rates, our operating results, liquidity of the issue and the market for similar securities. Depending on these factors, the notes may trade at a discount from their principal amount.

WE HAVE SIGNIFICANTLY INCREASED OUR LEVERAGE AS A RESULT OF THE SALE OF THE
NOTES.

         In connection with the sale of the notes, we incurred $172.5 million of indebtedness. As a result of this indebtedness, our interest payment obligations will increase. The degree to which we are leveraged could have important consequences to you, because:

         o it could affect our ability to satisfy our obligations under the notes;

         o a substantial portion of our cash flow from operations will be required to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

         o it could impair our ability to obtain additional financing in the future;

         o we may be more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

         o it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

         o it may make us more vulnerable in the event of a downturn in our business, our industry or the economy in general.

         Our ability to make payments on and to refinance our debt, including the notes, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, business, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under credit facilities in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we would be able to refinance any of our debt, including any credit facilities and the notes, on commercially reasonable terms, or at all.

PROVISIONS OF THE NOTES COULD DISCOURAGE AN ACQUISITION OF US BY A THIRD PARTY.

         Certain provisions of these notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a change in control, holders of the notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of $1,000. In addition, pursuant to the terms of the notes, we may not enter into certain mergers or acquisitions unless, among other things, the surviving person or entity assumes the payment of the principal and interest on the notes.

AN ADVERSE RATING OF THE NOTES MAY CAUSE THEIR TRADING PRICE TO FALL.

         If a rating agency rates the notes, it may assign a lower rating than expected by investors. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce their ratings in the future, the trading price of the notes could significantly decline.

IN THE EVENT OF A DEFAULT UNDER THE NOTES, THE ENFORCEMENT OF JUDGMENTS OBTAINED IN THE UNITED STATES COULD BE DIFFICULT, SINCE A SIGNIFICANT PART OF OUR ASSETS AND A MAJORITY OF OUR OFFICERS AND DIRECTORS ARE LOCATED OUTSIDE THE UNITED STATES.

         Since a significant portion of our assets, as well as a majority of our directors and members of senior management, are located outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including with respect to payments on the notes, may not be collectible within the United States. Furthermore, the enforcement in British Columbia, Canada, our principal jurisdiction, of a judgment obtained in the United States would entail additional costs and could afford us or any of our directors and officers located in Canada with additional grounds for defense. This could add to the delays in enforcing such a judgment and could prevent its enforcement altogether. In addition, there is doubt as to the enforcement in Canada of actions predicated solely on US federal securities laws, and, therefore, some of the remedies that would typically be available to a US investor under such laws could be unavailable in Canada to a US investor. See "Description of Notes."

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale by any selling securityholders of the notes or the underlying common shares issuable on conversion of the notes.

                            COMMON SHARE PRICE RANGE

         The following table sets forth, for each of the quarterly periods indicated, the high and low sale prices of our common shares as reported on The Nasdaq National Market and The Toronto Stock Exchange.

                                                                                      NASDAQ                         TSX
                                                                              --------------------           -------------------
                                                                              HIGH            LOW             HIGH          LOW
                                                                               ($)            ($)            (CDN$)        (CDN$)
                                                                              -----          -----           -----         -----
2002
  First Quarter..........................................................     25.48          16.70           40.50         26.63
  Second Quarter.........................................................     15.66          11.20           24.70         17.40
  Third Quarter..........................................................     12.44           7.57           19.00         11.94
  Fourth Quarter.........................................................      9.97           7.54           15.58         12.00

2003
  First Quarter..........................................................     10.16           7.73           15.00         11.82
  Second Quarter.........................................................     14.60           9.56           19.53         14.09
  Third Quarter..........................................................     17.80          12.79           24.19         17.80
  Fourth Quarter.........................................................     19.55          15.40           25.60         20.07


         The last reported sale prices of our common shares on The Nasdaq National Market and The Toronto Stock Exchange on January 29, 2004 were $22.29 and CDN$29.85, respectively.

         We have not declared or paid any dividends on our common shares since inception. We currently anticipate that we will retain any future earnings, if any, to finance the expansion of our business and do not anticipate paying dividends in the foreseeable future.


                             CURRENCY EXCHANGE RATES

         Our functional currency is the Canadian dollar. Our reporting currency is the US dollar.

         The table below shows relevant exchange rates that approximate the noon buying rates in New York City as reported by the Federal Reserve Bank of New York for cable transfers expressed in Canadian dollars for our five most recent fiscal years and the nine-month period ending September 30, 2003.




                                                     YEAR ENDED DECEMBER 31,
                               -----------------------------------------------------------------------
                                  2003            2002           2001           2000            1999
                               ----------     ----------     ----------      ----------     ----------
High.......................... CDN$1.5750     CDN$1.6128     CDN$1.6023      CDN$1.5600     CDN$1.5302
Low...........................     1.2923         1.5108         1.4933          1.4350         1.4440
Average.......................     1.4008         1.5704         1.5487          1.4855         1.4858
Period End....................     1.2923         1.5800         1.5925          1.4995         1.4440


         As at January 29, 2004, the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York was $1.00 = CDN$1.3340.


                              DESCRIPTION OF NOTES

         We issued the notes under an indenture dated as of August 15, 2003, between us and The Bank of New York, as trustee. The notes and the common shares issuable on conversion of the notes are covered by a registration rights agreement. Because this section is a summary, it does not describe every aspect of the notes, the indenture and the registration rights agreement. The following summaries of certain provisions of the indenture and the registration rights agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the detailed provisions of the notes, the indenture and the registration rights agreement, including the definitions therein of certain terms. The indenture and the registration rights agreement have been filed as exhibits to this registration statement. We urge you to read these documents carefully.

GENERAL

         The notes will mature on September 15, 2023. As described in more detail beginning on page 22 of this prospectus, you may convert the notes into common shares at any time before the close of business on the date of their maturity unless we have previously repurchased the notes, if:

         o during any calendar quarter (beginning with the quarter ending December 31, 2003), if the closing sale price of our common shares for at least 20 consecutive trading days in the 30 consecutive trading day period ending on the last trading day of the immediately preceding quarter exceeds 120% of the conversion price on that 30th trading day;

         o subject to certain exceptions, at any time during the five business day period after any nine consecutive trading days that the average trading price of the notes is equal to or less than 95% of the average, during such nine trading day period, of the product of the closing sale price of our common shares and the conversion rate;

         o on or after September 15, 2008, we elect to call the notes for redemption;

         o specified corporate transactions involving the distribution to all or substantially all of our holders of common shares of rights, warrants, cash, assets, debt securities or capital stock should occur; or

         o we become a party to a consolidation, merger or sale of all or substantially all of our assets, which consolidation, merger or sale constitutes a "repurchase event," as described in this prospectus.

         The initial conversion rate is 56.1892 common shares, without par value, per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to an initial conversion price of approximately $17.80 per share.

         The notes are our senior unsecured obligations and will rank equally in right of payment with all our future senior unsecured indebtedness. The notes will be effectively subordinated to all of our future secured indebtedness and all existing and future liabilities of our subsidiaries, including trade payables. The indenture does not contain any financial covenants and will not limit our ability to incur additional indebtedness, pay dividends or repurchase our securities. As of September 30, 2003, we had no material outstanding debt other than the notes.

         The interest rate on the notes is 3%, payable semiannually in arrears on March 15 and September 15 of each year, starting on March 15, 2004.

         On or after September 15, 2008, we may redeem at our option the notes in whole or in part at the redemption prices set forth in this prospectus as described under "--Redemption of Notes at Our Option."

         On each of September 15, 2008, September 15, 2013 and September 15, 2018, or upon the occurrence of a repurchase event, you may require us to repurchase any notes held by you at the repurchase prices set forth in this prospectus as described under "--Purchase of Notes by Us at the Option of the Holder."

CONVERSION RIGHTS

         If the conditions for conversion of notes described below are satisfied, holders of notes will be entitled, subject to prior redemption or repurchase, to convert their notes or portions thereof (if the portions are integral multiples of

$1,000) into our common shares at an initial conversion rate of 56.1892 common shares per each $1,000 principal amount of notes, subject to adjustment as described below. This rate results in an initial conversion price of approximately $17.80 per share. We will not issue fractional common shares upon conversion of notes and instead will pay a cash adjustment based on the market price of the common shares on the conversion date (or, if the conversion date is not a trading day, the trading day immediately before the conversion date). Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, which will be deemed paid by the common shares received.

         If a note is converted after the close of business on a record date for the payment of an installment of interest and prior to the related interest payment date, then the interest payable on the note on that interest payment date will be paid on that interest payment date to the holder of the note at the close of business on that record date. However, the note, when surrendered for conversion, must be accompanied by payment of any amount equal to the interest payable on the note on that interest payment date, unless the note has been called for redemption.

         The conversion right with respect to any notes called for redemption will expire at the close of business on the last business day immediately preceding the redemption date, unless we default in the payment of the redemption price.

         As soon as practicable following the conversion date, we will deliver, through the conversion agent, a certificate for the number of full common shares into which any note is converted, together with any cash payment for fractional shares. For a discussion of the tax treatment of a holder receiving common shares upon surrendering notes for conversion, see "Material Income Tax Consequences--US Holders--Conversion of the Notes" and "Material Income Tax Consequences--Canadian Federal Income Tax Considerations--Exercise of Conversion Right."

         To convert a note, the holder must complete the conversion notice on the back of the note and deliver it, together with the note, to the office of the conversion agent for the notes, which will initially be the office of the trustee. In addition, if there is any tax or duty payable as a result of any transfer involved in the issuance or delivery of the common shares in a name other than that of the registered holder, the holder will be required to pay such tax or duty. The notes will be deemed converted on the date on which the holder has satisfied all of these requirements.

         When we have delivered the common shares issued on conversion of any notes, together with any cash payment in lieu of a fractional share and any required interest payment, we will have satisfied all of our obligations with respect to the converted notes in full.

         We will adjust the conversion rate for:

         o dividends or distributions on our common shares payable in common shares;

         o subdivisions, combinations or certain reclassifications of our common shares;

         o distributions to all or substantially all holders of our common shares of certain rights or warrants entitling them for a period of not more than 60 days to purchase common shares or securities convertible into common shares at a price per share less than the current market price at the time (provided, that the conversion rate will be readjusted to the extent the rights or warrants are not exercised prior to their expiration);

         o dividends or other distributions to all or substantially all holders of our common shares of shares of capital (other than our common shares), evidences of indebtedness or other assets (other than cash dividends) or the dividend or other distribution to all or substantially all holders of our common shares of certain rights or warrants (other than those covered above) to purchase our securities;

         o cash dividends or distributions to all or substantially all holders of our common shares; and

         o distributions of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common shares, where such cash and the value of any such other consideration per common share exceed the adjusted average closing sale price per common share for the 10 consecutive trading days immediately before the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

         Subject to the provisions of the indenture, if we distribute cash in accordance with the fifth bullet point above, then the conversion rate will generally be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to the cash distribution by a fraction whose numerator is the average adjusted closing sale price per common share for the 10 consecutive trading days immediately before the record date and whose denominator is the same average price per share less the amount of the distribution.

         We will not be required to adjust the conversion rate for any of the transactions described in the bullet points above, however, if we make provision for holders of notes to participate in the transaction without conversion.

         No adjustment in the effective conversion rate will be required unless the adjustment would result in a change of at least 1% in the then effective conversion price; provided, that any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.

         We may at any time increase the conversion rate by any amount for any period of time, provided that the period during which the increased rate is in effect is at least 20 days or such longer period as may be required by law and the increased rate is irrevocable during such period. We may also increase the conversion rate to avoid or diminish income tax to holders of our common shares in connection with a dividend or distribution of stock or similar event. We are required to give at least 15 days' prior notice of any increase in the conversion rate.

         If we reclassify our common shares or are party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange, or a transaction involving the sale or other conveyance of all or substantially all of our property and assets, pursuant to which our common shares are converted into cash, securities or other property, at the effective time of the transaction, the right to convert a note into common shares will be changed into a right to convert it into the kind and amount of cash, securities or other property that the holder would have received if the holder had converted its note immediately prior to the transaction (determined assuming that the holder would not have exercised any rights of election that the holder would have had as a holder of common shares to select a particular type of consideration). Any such change could substantially lessen or eliminate the value of the conversion privilege associated with the notes in the future. For example, if we were acquired in a cash merger, each note would be convertible into cash and would no longer be convertible into securities whose value could increase depending on our future prospects and other factors. If the transaction constitutes a "repurchase event," the holder will have the right to require us to repurchase all or a portion of its notes as described under "--Holders May Require Us to Repurchase Their Notes Upon a Repurchase Event."

         Notwithstanding the above, if, prior to the date that is five years plus one day from the date of original issuance of the notes, holders of notes would otherwise be entitled to receive, upon conversion of the notes, any property (including cash) or securities that would not constitute "prescribed securities" for the purpose of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) (we refer in this prospectus to such property and securities that would not constitute "prescribed securities" as "ineligible consideration"), pursuant to the operation of the foregoing provision, then such holders shall not be entitled to receive such ineligible consideration; provided, however, that we or the successor or acquiror, as the case may be, shall have the right (at the sole option of us or the successor or acquiror, as the case may be) to deliver either such ineligible consideration or "prescribed securities" with a market value comparable to such ineligible consideration. In general, prescribed securities would include our common shares and other shares that are not redeemable by the holder within five years plus one day of the date of issuance. We agree to give you notice at least 30 days prior to the effective date of such transaction in writing and by release to a business newswire stating the consideration into which the notes will be convertible after the effective date of such transaction. After such notice, we or the successor or acquiror, as the case may be, may not change the consideration to be delivered upon conversion of the notes except in accordance with the indenture.

         The question of whether "all or substantially all" of our property and assets have been disposed of will be interpreted under applicable law and will likely be dependent on the particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a disposition of "all or substantially all" of our property and assets has occurred.

         On conversion, the holders of notes will receive, in addition to common shares, the rights under our shareholder rights plan or any future rights plan, whether or not these rights are separated from the common shares prior to conversion. Our rights agreement and the rights under it are described under "Description of Share Capital--Shareholder Rights Plan."

         Except as stated above, the number of shares issuable on conversion will not be adjusted for the issuance of common shares or any securities convertible into or exchangeable for common shares or carrying the right to purchase any of the foregoing.

         In the event of:

         o a taxable distribution to holders of common shares that results in an adjustment of the conversion rate; or

         o        an increase in the conversion rate at our discretion,

         the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to US federal income tax as a dividend. See "Material Income Tax Consequences--US
         Holders--Adjustments of Conversion Price."

         A note for which a holder has delivered a purchase notice or a repurchase notice, as described below, requiring us to purchase such note may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture.

         Holders may surrender their notes for conversion into common shares prior to stated maturity in only the following circumstances:

         CONVERSION BASED ON COMMON SHARE PRICE

         Holders may surrender their notes for conversion into our common shares during any calendar quarter (beginning with the quarter ending December 31, 2003), if the closing sale price of our common shares for at least 20 consecutive trading days in the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the conversion price on that 30th trading day.

         The "closing sale price" of our common shares on any trading day means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the US principal national securities exchange on which our common shares are listed or, if our common shares are not listed on a US national securities exchange, as reported by the Nasdaq system or otherwise as provided in the indenture.

         CONVERSION ON SATISFACTION OF TRADING PRICE CONDITION

         Holders may surrender their notes for conversion into our common shares prior to maturity or earlier redemption or repurchase of the notes during the five business day period after any nine consecutive trading day period in which the average "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, during such nine trading day period is equal to or less than 95% of the average "conversion value" during such nine trading day period (the "trading price condition"). However, notes may not be redeemed pursuant to the trading price condition after September 15, 2018 if, on any trading day during such nine trading day period, the closing sale price of our common shares is greater than the conversion price in effect during such trading day and less than or equal to 120% of such conversion price.

         "Conversion value," on a given trading day, means the product of the closing sale price of our common shares on that trading day and the conversion rate in effect on that trading day.

         The "trading price" of the notes on a given trading day means the average secondary market bid quotation obtained by the bid solicitation agent for $5 million principal amount of the notes at approximately 4:00 p.m., New York City time, on that trading day from three independent nationally recognized securities dealers we select. However, if the bid solicitation agent can reasonably obtain only two such bids, then the average of the two bids shall be used, and if the bid solicitation agent can reasonably obtain only one such bid, then that one bid shall be used. If:

         o the bid solicitation agent cannot reasonably obtain at least one bid for $5 million principal amount of the notes from a nationally recognized securities dealer; or

         o in our reasonable judgment, the bid quotation is not indicative of the secondary market value of the notes,

then the trading price per $1,000 principal amount of notes on the relevant date will be deemed to be the product of:

         o        the conversion rate in effect on that relevant date; and

         o 95% of the closing sale price per common share on that relevant date.

         In connection with any conversion on satisfaction of the above trading price condition, the bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination, and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be equal to or less than 95% of the product of the closing sale price of our common shares and the conversion rate. At such time, we shall instruct the bid solicitation agent to determine the trading price of the notes on each of the next nine successive trading days and on each trading day thereafter until the first trading day on which the trading price condition is no longer satisfied.

         CONVERSION BASED ON REDEMPTION

         A holder may surrender for conversion a note called for redemption at any time prior to the close of business on the business day immediately preceding the redemption date.

         CONVERSION UPON OCCURRENCE OF CERTAIN CORPORATE TRANSACTION

         If we are party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange pursuant to which our common shares would be converted into cash, securities or other property as provided in the indenture, or a transfer of all or substantially all of our property and assets, a note may be surrendered for conversion at any time from and after the date that is 15 days prior to the date announced by us as the anticipated effective date of the transaction until the date that is 15 days after the actual effective date of such transaction, and, at the effective date, the right to convert a note into common shares will be changed into a right to convert it into the kind and amount of securities, cash or other assets of QLT or another person that the holder would have received if the holder had converted the holder's notes immediately prior to the transaction. If such transaction also constitutes a repurchase event of QLT, the holder will be able to require us to repurchase all or a portion of such holder's notes as described under "--Holders May Require Us to Repurchase Their Notes Upon a Repurchase Event." Notwithstanding the above, if, prior to the date that is five years plus one day from the last date of original issuance of the notes, holders of notes would otherwise be entitled to receive, upon conversion of the notes, any property (including cash) or securities that would constitute ineligible consideration pursuant to the operation of the foregoing provision, then such holders shall not be entitled to receive such ineligible consideration; provided, however, that we or the successor or acquiror, as the case may be, shall have the right (at the sole option of us or the successor or acquiror, as the case may be) to deliver either such ineligible consideration or "prescribed securities" with a market value comparable to such ineligible consideration. In general, prescribed securities would include our common shares and other shares that are not redeemable by the holder within five years plus one day of the date of issuance. We agree to give you notice at least 30 days prior to the effective date of such transaction in writing and by release to a business newswire stating the consideration into which the notes will be convertible after the effective date of such transaction. After such notice, we or the successor or acquiror, as the case may be, may not change the consideration to be delivered on conversion of the note except in accordance with the indenture.

         In addition, if not otherwise then convertible, on the occurrence of an event resulting in an adjustment to the conversion rate as described in the third, fourth, fifth or sixth bullet point in the description of the conversion rate adjustments above, the notes will be convertible beginning on the date we notify the holders of the event and at any time thereafter until the close of business on the business day immediately preceding the record date with respect to, or the effective date of, the event or until we announce that such event will not take place.

REDEMPTION OF NOTES AT OUR OPTION

         Prior to September 15, 2008, we cannot redeem the notes. We may redeem the notes at our option, in whole or in part, at any time on or after September 15, 2008, on any date not less than 30 or more than 60 days after the mailing of a redemption notice to each holder of notes to be redeemed at the address of the holder appearing in the security register, at a redemption price, payable in cash, equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. However, if a redemption date is an interest payment date, the semiannual payment of interest becoming due on such date will be payable to the holder of record at the close of business on the relevant record date, and the redemption price will not include such interest payment. We will make at least 10 semiannual interest payments on the notes before redemption of the notes at our option, unless we redeem the notes for tax reasons, as described under "--Redemption of Notes for Tax Reasons," before September 15, 2008.

         If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, the note will cease to be outstanding, and interest on such note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the redemption price upon delivery of the note.

         If we will redeem less than all of the outstanding notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or integral multiples thereof by lot, on a pro rata basis or in accordance with any other method the trustee considers fair and appropriate. If a portion of a holder's notes is selected for partial redemption and the holder converts a portion of the notes, the converted portion shall be deemed to be taken first from the portion selected for redemption.

REDEMPTION OF NOTES FOR TAX REASONS

         We may also redeem all, but not less than all, of the notes for cash if we have or would become obligated to pay to the holder of any note "additional amounts" that are more than de minimis as a result of any change, after the date of this prospectus, in the laws or any regulations of Canada or any Canadian political subdivision or taxing authority, or any change, after the date of this prospectus, in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination). However, we cannot redeem the notes for tax reasons if, by taking reasonable measures available to us, we can avoid paying additional amounts that are more than de minimis. In addition, to redeem the notes for tax reasons, we must deliver to the trustee an opinion of counsel specializing in taxation and an officers' certificate attesting to such a change in such laws, regulations, interpretations or applications and to the obligation to pay such additional amounts. The term "additional amounts" is described under "--Canadian Withholding Taxes."

         A redemption by us for tax reasons will be at a redemption price, payable in cash, equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. Except in respect of certain excluded holders, we will not reduce the redemption price for applicable Canadian withholding taxes. If the redemption date is an interest payment date, we will pay the semi-annual payment of interest becoming due on such date to the holder of record at the close of business on the relevant record date, and the redemption price will not include such interest payment.

         We will give holders notice of a redemption of notes for tax reasons not less than 30 business days or more than 60 business days before the redemption date; provided, that (i) we will not mail a notice of a redemption for tax reasons earlier than 60 business days before the earliest date on or from which we would be obligated to pay any additional amounts that are more than de minimis and (ii) at the time we mail the notice, the circumstances creating our obligation to pay such additional amounts are in effect.

         Upon receiving such notice of redemption, no later than the close of business on the business day prior to the redemption date, each holder who does not wish to have us redeem its notes will have the right to elect to:

         o        convert its notes; or

         o not have its notes redeemed, provided that no additional amounts will be payable on any payment of interest or principal with respect to the unredeemed notes after such redemption date. All future payments will be subject to the deduction or withholding of any Canadian taxes required to be deducted or withheld.

         The holder must deliver a written notice of election to the paying agent no later than the close of business on the business day before the redemption date. A holder may withdraw any notice of election by delivering a written notice of withdrawal to the paying agent before the close of business on the business day before the redemption date. Where no election is made, the holder will have its notes redeemed without any further action.

PURCHASE OF NOTES BY US AT THE OPTION OF THE HOLDER

         On each of September 15, 2008, September 15, 2013 and September 15, 2018 (each, a "purchase date"), we may, at the option of the holder, be required to purchase, at a price payable in cash equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date, all or a portion of such holder's outstanding notes for which a written purchase notice has been properly delivered by the holder and not withdrawn, subject to certain additional conditions. Holders may submit their written purchase notice to the paying agent at any time from the opening of business on the date that is 20 business days prior to the purchase date until the close of business on the business day immediately preceding the purchase date.

         We will be required to give notice on a date not less than 20 business days prior to the purchase date to all holders of notes at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating, among other things:

         o        the amount of the purchase price;

         o that notes with respect to which a purchase notice is given by the holder may be converted, if otherwise convertible, only if the purchase notice has been withdrawn in accordance with the terms of the indenture; and

         o the procedures that holders must follow to require us to purchase their notes.

         The purchase notice given by each holder electing to require us to purchase notes shall state:

         o the certificate numbers of the holder's notes to be delivered for purchase;

         o the portion of the principal amount of notes to be purchased, which must be an integral multiple of $1,000; and

         o that the notes are to be purchased by us pursuant to the applicable provisions of the notes.

         Any purchase notice may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the purchase date. The notice of withdrawal shall state:

         o the principal amount being withdrawn, which must be an integral multiple of $1,000;

         o        the certificate numbers of the notes being withdrawn; and

         o the principal amount, if any, of the notes that remain subject to the purchase notice.

         In connection with any purchase offer, we will, if required:

         o comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act or any Canadian laws that may then be applicable; and

         o file a Schedule TO or any other required schedule under the Exchange Act.

         Payment of the purchase price for a note for which a purchase notice has been delivered and not validly withdrawn is conditioned on delivery of the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. Payment of the purchase price for the note will be made as soon as practicable but in no event more than three business days following the later of the purchase date or the time of delivery of the note.

         If the paying agent holds money sufficient to pay the purchase price of the note on a purchase date in accordance with the terms of the indenture, then, on and after that purchase date, the note will cease to be outstanding, and interest on such note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the note.

         We cannot assure you that we would have the financial resources, or would be able to arrange for financing, to pay the purchase price for all notes delivered by holders seeking to exercise the purchase right. Our failure to purchase the notes when required would result in an event of default with respect to the notes.

         No notes may be purchased at the option of holders if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the purchase price with respect to such notes.

HOLDERS MAY REQUIRE US TO REPURCHASE THEIR NOTES UPON A REPURCHASE EVENT

         If a repurchase event (as described below) occurs, each holder will have the right, at its option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder's notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes tendered, plus any accrued and unpaid interest to, but excluding, the repurchase date. We will be required to purchase the notes no later than 30 days after notice of a repurchase event has been mailed as described below. We refer to this date as the "repurchase date."

         Within 30 days after the occurrence of a repurchase event, we must mail to the trustee and to all holders of notes at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice regarding the repurchase event, which notice must state, among other things:

         o        the events causing the repurchase event;

         o        the date of such repurchase event;

         o the last date on which a holder may exercise the repurchase right;

         o        the repurchase price;

         o        the repurchase date;

         o the name and address of the paying agent and the conversion agent;

         o the conversion rate and any adjustments to the conversion rate that will result from the repurchase event;

         o that notes with respect to which a repurchase notice is given by the holder may be converted, if otherwise convertible, only if the repurchase notice has been withdrawn in accordance with the terms of the indenture; and

         o the procedures that holders must follow to exercise their repurchase right.

         To exercise this right, the holder must deliver a written notice so as to be received by the paying agent no later than the close of business on the business day immediately preceding the repurchase date. The required notice must state:

         o the certificate numbers of the notes to be delivered by the holder for repurchase, if applicable;

         o the portion of the principal amount of notes to be repurchased, which portion must be an integral multiple of $1,000; and

         o that such notes are being tendered for repurchase pursuant to the repurchase event repurchase provisions of the indenture.

         A holder may withdraw any repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

         o the principal amount of notes being withdrawn, which must be an integral multiple of $1,000;

         o the certificate numbers of the notes being withdrawn, if applicable; and

         o the principal amount, if any, of the notes that remain subject to a repurchase notice.

         Our obligation to pay the repurchase price for a note for which a repurchase notice has been delivered and not validly withdrawn is conditioned on delivery of the note, together with necessary endorsements, to the paying agent at any time after the delivery of such repurchase notice. Payment of the repurchase price for such note will be made as soon as practicable but in no event more than three business days following the later of the repurchase date or the time of delivery of the note.

         If the paying agent holds money sufficient to pay the repurchase price of a note on the repurchase date in accordance with the terms of the indenture, then, on and after the repurchase date, the note will cease to be outstanding, and interest on such note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

         A "repurchase event" shall be deemed to have occurred upon the occurrence of either a "change in control" or a "termination of trading." A repurchase event will be deemed to be an event of failure under the provisions of the indenture.

         A "change in control" will be deemed to have occurred at such time as:

         o any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all classes of our capital shares entitled to vote generally in the election of directors ("voting shares");

         o at any time, the following persons cease for any reason to constitute a majority of our board of directors:

         o individuals who on the issue date of the notes constituted our board of directors; and

         o any new directors whose election to our board of directors or whose nomination for election by our shareholders was approved by at least a majority of the directors then still in office who were either directors on the issue date of the notes or whose election or nomination for election was previously so approved;

         o we consolidate with, or amalgamate or merge with or into, another person or any person consolidates with, or amalgamates or merges with or into, us (including, in each of the foregoing cases, pursuant to a statutory arrangement), in any such event other than pursuant to a transaction in which the persons that "beneficially owned," directly or indirectly, our voting shares immediately prior to such transaction, "beneficially own," directly or indirectly, immediately after such transaction, voting shares of the continuing or surviving corporation representing at least a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving corporation in substantially the same proportion as such ownership immediately prior to the transaction;

         o there should occur the sale, lease, transfer or other conveyance or disposition of all or substantially all of our property and assets (including, in any such case, pursuant to a statutory arrangement) to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
                  Act), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

         o we are liquidated or dissolved, or our shareholders approve any plan or proposal for our liquidation or dissolution.

         However, a change in control will not be deemed to have occurred if either:

         o the closing sale price of our common shares for any 20 trading days during the 30 trading days immediately preceding the change in control is at least 105% of the conversion price in effect on such trading day; or

         o in the case of a merger, consolidation or amalgamation, all of the consideration (other than cash payments for fractional shares and pursuant to statutory appraisal rights) in the merger, consolidation or amalgamation constituting the change in control consists of common shares and any associated rights traded on a US national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such change in control), and, as a result of such transaction or transactions, the notes become convertible solely into such common shares and associated rights.

         A "termination of trading" shall occur if our common shares (or other common shares into which the notes are then convertible) is neither listed for trading on a US national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

         No notes may be repurchased at the option of holders if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the repurchase price with respect to such notes.

         In connection with any repurchase event offer, we will to the extent applicable:

         o comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act or any applicable securities laws of any province or territory of Canada that may then be applicable; and

         o file a Schedule TO or any other required schedule under the Exchange Act.

         The question of whether "all or substantially all" of our property and assets have been disposed of will be interpreted under applicable law and will likely be dependent on the particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a disposition of "all or substantially all" of our property and assets (and consequently, a repurchase event) has occurred, in which case a holder's ability to require us to repurchase its notes upon such an event may be impaired.

         Our ability to pay cash to the holders of the notes upon a repurchase event may be limited by certain financial covenants contained in our existing or future indebtedness. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. Further, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all notes delivered by holders seeking to exercise the repurchase right.

         The repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. In addition, the repurchase feature of the notes may in certain circumstances make more difficult or discourage our takeover. We are not aware, however, of any specific effort to accumulate our common shares or to obtain control of us by means of a merger, tender offer, solicitation or otherwise.

RANKING

         The notes are unsecured senior obligations and will rank equally with all our other unsecured senior debt. However, the notes will be effectively subordinated to all liabilities, including trade payables and lease obligations, if any, of our subsidiaries. Any right by us to receive the assets of any of our subsidiaries upon the liquidation or reorganization thereof, and the consequent right of the holders of the notes to participate in these assets, will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

         The notes are exclusively our obligations. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions and are dependent on the earnings or financial condition of those subsidiaries and subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets or our subsidiaries.

         The indenture does not limit the amount of additional indebtedness, including senior indebtedness, that we or our subsidiaries can create, incur, assume or guarantee, nor will the indenture limit our or our subsidiaries' ability to pledge assets.

CONSOLIDATION, MERGER, AMALGAMATION OR SALE OF ASSETS

         The indenture provides that we may not consolidate with, or amalgamate or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, another person (including, in any such case, pursuant to a statutory arrangement), whether in a single transaction or series of related transactions, unless, among other things:

         o the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof;

         o such person assumes all of our obligations under the notes and the indenture; and

         o we or such person shall not immediately thereafter be in default under the indenture.

         Upon the assumption of our obligations by such a person in such circumstances, except in the case of a lease, we shall be discharged from all of our obligations under the notes and the indenture.

         Certain of the foregoing transactions could constitute a repurchase event permitting holders to require us to repurchase notes as described in "--Holders May Require Us to Repurchase Their Notes Upon a Repurchase Event."

         The question of whether "all or substantially all" of our property and assets have been disposed of will be interpreted under applicable law and will likely be dependent on the particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a disposition of "all or substantially all" of our property and assets has occurred.

EVENTS OF DEFAULT

         The following will be events of default under the indenture relating to the notes:

         o the failure by us to pay the principal of or premium, if any, in each case including additional amounts, on any note when due, whether at maturity, upon redemption, on the purchase date with respect to a purchase at the option of the holder, on a repurchase date with respect to a repurchase event or otherwise;

         o the failure by us to pay an installment of interest or liquidated damages, in each case including additional amounts on the notes when due, if such failure continues for 30 days after the date when due;

         o our failure to provide timely notice as described under "--Purchase of Notes by Us at the Option of the Holder," or "--Holders May Require Us to Repurchase Their Notes Upon a Repurchase Event";

         o our failure to comply with any other term, covenant or agreement contained in the notes or the indenture if such failure continues for 30 days following notice to us by the trustee or to the trustee and us by holders of not less than 25% in aggregate principal amount of the notes then outstanding in accordance with the indenture;

         o certain events of bankruptcy, insolvency, reorganization or an assignment affecting us or any of our subsidiaries that is a "significant subsidiary" (as defined in Regulation S-X under the Exchange Act) or any group of subsidiaries of ours that in the aggregate would constitute a "significant subsidiary."

         If an event of default shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes plus accrued and unpaid interest, if any, on the notes accrued through the date of such declaration to be immediately due and payable. In the case of certain events of default involving our bankruptcy, insolvency or reorganization, the principal amount of the notes plus accrued and unpaid interest, if any, accrued thereon through the occurrence of such event of default shall automatically become immediately due and payable.

         After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal or interest, have been cured or waived.

         Subject to the trustee's duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to the indenture, applicable law and the trustee's indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

         No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

         o the holder has previously given the trustee written notice of a continuing event of default;

         o the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

         o the trustee shall have failed to institute such proceeding within 60 days after such notice, request and offer and shall have not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

         However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any premium or interest on any note on or after the applicable due date or the right to convert the note in accordance with the indenture.

         Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default and its consequences other than:

         o our failure to pay principal, premium, interest, liquidated damages or additional amounts on any note when due;

         o our failure to convert any note into common shares following delivery of a conversion notice; or

         o our failure to comply with any of the provisions of the indenture that would require the consent of the holders of each outstanding note affected.

         We are required to promptly notify the trustee upon our becoming aware of any event of default. In addition, we are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

CANADIAN WITHHOLDING TAXES

         We will make payments on the notes without withholding or deducting on account of any present or future Canadian tax or other government charge ("Canadian taxes"), unless we are required by law or the interpretation or administration thereof, to withhold or deduct Canadian taxes. If we are required to withhold or deduct any amount on account of Canadian taxes, we will make such withholding or deduction and pay as additional interest the additional amounts ("additional amounts") necessary so that the net amount received by each holder of notes after the withholding or deduction (including with respect to additional amounts) will not be less than the amount the holder would have received if the Canadian taxes had not been withheld or deducted. We will make a similar payment of additional amounts to holders of notes (other than excluded holders, as described below) that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding. Subject to the terms of the indenture, however, no additional amounts will be payable with respect to a payment made to holders in respect of a beneficial owner of notes (referred to as "excluded holders") (i) that is subject to Canadian tax on those payments because its carries on business in Canada, (ii) that fails to comply with any administrative requirements necessary as a precondition to exemption from withholding Canadian taxes, (iii) with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) or (iv) that has elected not to have its securities redeemed pursuant to a redemption for tax reasons. We will remit the amount we withhold or deduct to the relevant authority. Additional amounts will be paid in cash semiannually, at maturity or on any redemption date, repurchase date, purchase date or conversion date. References in this prospectus to the payment of principal or interest on any note shall be deemed to include the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable.

         We will furnish to the trustee, within 30 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made. We will indemnify and hold harmless each holder of notes (other than excluded holders) and, upon written request, reimburse each such holder for the amount of (i) any Canadian taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto and
(iii) any Canadian taxes levied or imposed and paid by such holder with respect to any reimbursement under clauses (i) and (ii) above, but excluding any such taxes on such holder's net income or capital.

MODIFICATION AND WAIVER

         The indenture may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance with any provision of the indenture. Notwithstanding the foregoing, however, no amendment, supplement or waiver may be made without the consent of the holders of each outstanding note if such amendment, supplement or waiver would:

         o change the stated maturity of the principal of, or the payment date of any installment of interest or additional amounts on, any note;

         o reduce the principal amount of, or any premium or interest, liquidated damages or additional amounts on, any note;

         o change the place or currency of payment of the principal of, or any premium or interest, liquidated damages or additional amounts on, any note;

         o impair the right to institute a suit for the enforcement of any payment on, or with respect to, any note;

         o modify the provisions of the indenture relating to the right of the holders to require us to purchase notes at their option or upon a repurchase event, in a manner adverse to holders;

         o modify the ranking provisions in a manner adverse to the holders of notes;

         o        adversely affect the right of holders to convert notes;

         o reduce the percentage in principal amount of outstanding notes required for modification or amendment of the indenture;

         o reduce the percentage in principal amount of outstanding notes necessary to consent to a waiver of compliance with any provision of the indenture or a waiver of any event of default; or

         o modify the provisions of the indenture with respect to modification and waiver (including waiver of events of default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

         Without the consent of holders of the notes, we and the trustee may enter into supplemental indentures for any of the following purposes:

         o to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the notes;

         o to add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred on us;

         o        to secure our obligations in respect of the notes;

         o to make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture; or

         o to make any changes or modifications to the indenture necessary in connection with the registration of the public offer and sale of the notes under the Securities Act pursuant to the registration rights agreement or the qualification of the indenture under the Trust Indenture Act.

         In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not adversely affect the rights of any holder.

         The holders of a majority in principal amount of the outstanding notes may, on behalf of the holders of all notes:

         o waive compliance by us with restrictive provisions of the indenture, as detailed in the indenture; and

         o waive any past default under the indenture and its consequences, except a default in the payment of principal of, or premium, interest, liquidated damages or additional amounts on, the notes or in the payments of the redemption price, purchase price or repurchase price or a default with respect to our obligation to deliver common shares upon conversion of any note or in respect of any provision that under the indenture cannot be modified or amended without the consent of the holders of each outstanding note affected.

DISCHARGE

         We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or the paying agent after the notes have become due and payable, whether at stated maturity or any redemption date, purchase date or repurchase date, cash sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

REPLACEMENT OF NOTES

         We will replace mutilated, destroyed, lost or stolen notes at the holder's expense upon delivery to the trustee of the mutilated notes or evidence of the destruction, loss or theft of the notes satisfactory to the trustee and us. In the case of a destroyed, lost or stolen note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

FORM, DENOMINATION AND REGISTRATION OF NOTES

         GENERAL

         The notes were issued in registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof, in the form of global securities, as further provided below. The trustee is not required:

         o to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or for a period of 15 days before the mailing of the notice of redemption; or

         o to register the transfer of or exchange any note that has been selected for redemption or for which the holder has delivered, and not withdrawn, a repurchase notice or purchase notice, except, in the case of a partial redemption or repurchase, that portion of the notes not being redeemed or repurchased.

         No service charge will be imposed in connection with any transfer or exchange of any note, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

         GLOBAL SECURITIES

         The notes are evidenced by one or more global notes that are deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of DTC or a nominee of DTC. The global note and any notes issued in exchange for the global note will be subject to restrictions on transfer and will bear a legend regarding those restrictions.

         At the time of the private placement, we applied to DTC for acceptance of the global notes in its book-entry settlement system. The custodian and DTC electronically recorded the principal amount of notes represented by global notes held within DTC. Only institutions, such as a securities broker or dealer, that have accounts with DTC or its nominee (called participants) and persons that may hold beneficial interests through participants, can own a beneficial interest in the global note. The only place where the ownership of beneficial interest in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants' interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

         Unless we elect to cause the issuance of the notes in certificated form, DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

         o you cannot get notes registered in your name if they are represented by the global note;

         o you cannot receive physical certificated notes in exchange for your beneficial interest in the global note;

         o you will not be considered to be the owner or holder of the global note or any note it represents for any purpose; and

         o all payments on the global note will be made to DTC or its nominee.

         The laws of some jurisdictions require that certain kinds of purchasers, such as insurance companies, can only own securities in definitive, certificated form. These laws and requirements may limit your ability to transfer or pledge beneficial interests in the global security. In addition, because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to person or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

         A beneficial interest in the Rule 144A global security may not be transferred to or for the benefit of a resident in Canada except in accordance with applicable securities laws of the provinces and territories of Canada.

         Payments of principal and interest under each global security will be made to DTC's nominee as the registered owner of such global security. We expect that the nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

         DTC has advised us that:

         o it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act;

         o it was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

         o participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations;

         o        certain participants, or their representatives, own DTC; and

         o indirect access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         CERTIFICATED SECURITIES

         The global note will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than DTC or its nominee, unless one or more of the following events occurs:

         o DTC notifies us that it is unwilling or unable to continue as depositary for the global note or ceases to be a clearing agency registered under the Exchange Act, and, in either case, a successor depositary is not appointed by us within 90 days of such notice; or

         o an event of default with respect to the notes represented by the global note has occurred and is continuing.

         In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered.

         SAME-DAY SETTLEMENT AND PAYMENT

         The indenture requires that we make payments in respect of the notes represented by global securities by wire transfer of immediately available funds to the accounts specified by holders of the global notes. With respect to notes in certificated form, we will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder's registered address.

         The notes will trade in DTC's same-day funds settlement system, and, therefore, DTC will require that any permitted secondary market trading activity in such notes be settled in immediately available funds.

         The information described above concerning DTC has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

         In connection with the initial private placement of the notes, we entered into a registration rights agreement with the initial purchasers of the notes. Pursuant to the registration rights agreement, we agreed:

         o to file with the SEC, within 90 days of the date on which we first issue the notes, a shelf registration statement to cover resales of registrable securities (as described below) by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement; and

         o to use our reasonable best efforts to cause the shelf registration statement to be declared effective by the SEC within 180 days of the date on which we first issue the notes.

         In addition, we agreed to use our reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act until such time as there are no longer any registrable securities covered thereby.

         Under the registration rights agreement, "registrable securities" means each note and any underlying common share until the earlier of (a) the date on which such note or underlying common share has been effectively registered under the Securities Act and disposed of pursuant to the shelf registration statement;
(b) the date that is two years after the later of the date of original issue of such notes and the last date that we or any of our affiliates was the owner of such notes (or any predecessor thereto); (c) the date on which such note or underlying common share may be resold without restriction pursuant to Rule 144(k) under the Securities Act or any successor provision thereto; or (d) the date such note or underlying common share has been publicly sold pursuant to Rule 144 under the Securities Act or any successor provision thereto.

         We are permitted to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 30 days in any three-month period and not to exceed an aggregate of 75 days in any 12-month period for reasons relating to pending corporate developments, material acquisition or divestiture of assets, public filings with the SEC and other events, subject to certain conditions (any period during which offers and sales are prohibited being referred to as a "suspension period").

         Holders of registrable securities are required to deliver certain information to be used in connection with, and to be named as selling securityholders in, the shelf registration statement in order to have their registrable securities included in the shelf registration statement. Any holder that does not complete and deliver a questionnaire or provide the information required thereby will not be named as a selling securityholder in the registration statement, will not be permitted to sell any registrable securities held by such holder pursuant to this prospectus and will not be entitled to receive any of the liquidated damages described in the following paragraph.

         If:


         o the shelf registration statement has not been declared effective by the SEC within 180 days of August 15, 2003;

         o we fail to name as a selling securityholder, in the initial shelf registration statement at the time it is declared effective, a holder that has supplied the questionnaire described below before effectiveness of the registration statement;

         o we fail, with respect to a holder that supplies the questionnaire after the effective date of the shelf registration statement, to supplement or amend the shelf registration statement, or file a new registration statement, in accordance with the terms of the registration rights agreement in order to add such holder as a selling securityholder; or

         o the shelf registration statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or usable for the offer and sale of registrable securities for a period of time (including any suspension period) that shall exceed an aggregate of 30 days in the aggregate in any three-month period or an aggregate of 75 days in the aggregate in any 12-month period;

(each such event referred to in the bullet points above being referred to as a "registration default"), we will pay liquidated damages to each holder of registrable securities included in the registration statement who has provided the required selling securityholder information to us (or in the case of the third and fourth bullet points above, the applicable holder(s)). The amount of liquidated damages payable during any period during which a registration default shall have occurred and be continuing is:

         o in the case of notes, at a rate per year equal to 0.25% for the first 90-day period, increasing with respect to each subsequent 90-day period thereafter by an additional 0.25%, up to a maximum rate per year of 0.50% of the aggregate principal amount of the notes; or

         o in the case of common shares issued upon conversion of the notes, at an equivalent rate based on the conversion rate.

         So long as a registration default continues, we will pay liquidated damages in cash on March 15 and September 15 of each year to each holder of record of notes or common shares issued on conversion of the notes, as the case may be, and entitled to receive liquidated damages, at the close of business on the immediately preceding March 1 or September 1, as the case may be. Following the cure of a registration default, liquidated damages will cease to accrue with respect to such registration default. In addition, liquidated damages then accruing will cease to accrue with respect to any security that ceases to be a registrable security (provided, however, that we shall remain liable for any liquidated damages previously accrued). We will have no liability for monetary damages with respect to a registration default other than our obligation to pay liquidated damages.

         We agreed in the registration rights agreement to use our reasonable efforts to cause the common shares issuable on conversion of the notes to be quoted on The Nasdaq National Market and The Toronto Stock Exchange. However, if the common shares are not then quoted on The Nasdaq National Market or The Toronto Stock Exchange, we will use our reasonable efforts to cause the common shares issuable upon conversion of the notes to be quoted or listed on whichever market or exchange the common shares are then quoted or listed, on effectiveness of the shelf registration statement.

         The foregoing summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the registration rights agreement.

GOVERNING LAW

         The indenture, the notes and the registration rights agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's conflicts of laws principles. We will submit to the nonexclusive jurisdiction of any federal or state court in the State of New York for purposes of all legal actions and proceedings instituted in connection with the indenture, the notes and the registration rights agreement. We have appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as our authorized agent upon which process may be served in any such action or proceeding in any federal or state court in the State of New York.

                        DESCRIPTION OF OTHER INDEBTEDNESS

         As of September 30, 2003, we had no material outstanding indebtedness other than the notes.

                          DESCRIPTION OF SHARE CAPITAL

         Our authorized share capital consists of 500,000,000 common shares, without par value, and 5,000,000 First Preference Shares, without par value, issuable in series, of which 500,000 are designated the Series "A" First Preference Shares, 500,000 are designated the Series "B" First Preference Shares, 500,000 are designated the Series "C" 8% First Preference Shares and 500,000 are designated as Series "D" First Preference Shares. As of December 31, 2003, 68,892,027 common shares and no First Preference Shares were issued and outstanding.

COMMON SHARES

         The holders of common shares are entitled to vote on all matters to be voted on by the shareholders and are entitled to receive such dividends as may be declared by the directors out of funds legally available therefor. The common shares rank junior to the rights of the holders of all outstanding First Preference Shares as to payment of dividends and as to repayment of capital in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding up our affairs. Each common share is equal to every other common share and all common shares participate equally on liquidation or distribution of assets. Holders of common shares have no right to cumulate votes in the election of directors. There are no preemptive, redemption, sinking fund provisions, purchase or conversion rights attaching to the common shares. All outstanding common shares are fully paid and nonassessable.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING HOLDERS OF COMMON SHARES

         Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition to review any acquisition of a significant interest in the Company. This legislation grants the Commissioner jurisdiction, for up to three years, to challenge this type of acquisition before the Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.

         This legislation also requires any person who intends to acquire our common shares to file a notification with the Competition Bureau if certain financial thresholds are exceeded, and that person would hold more than 20% of our common shares. If a person already owns 20% or more of our common shares, a notification must be filed when the acquisition would bring that person's holdings over 50%. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of a statutory waiting period, unless the Commissioner provides written notice that he does not intend to challenge the acquisition.

         There is no law, governmental decree or regulation in Canada that restricts the export or import of capital, or which would affect the remittance of dividends or other payments by the Company to non-resident holders of common shares in the Company, other than withholding tax requirements.

         There is no limitation imposed by Canadian law or the charter or other constituent documents of the Company on the right of non-residents to hold or vote common shares in the Company, other than those imposed by the Investment Canada Act (Canada) (the "Investment Act").

         The Investment Act requires each individual, government or agency thereof, corporation, partnership, trust or joint venture that is not a "Canadian" as defined in the Investment Act (a "non-Canadian") who commences a new business activity in Canada or acquires control of an existing Canadian business, where the establishment or acquisition of control is not a reviewable transaction, to file a notification with Industry Canada. The Investment Act generally prohibits the implementation of a reviewable transaction by a non-Canadian unless after review the minister responsible for the Investment Act is satisfied that the investment is likely to be of net benefit to Canada. An investment in common shares of the Company by a non-Canadian would be reviewable under the Investment Act if it were an investment to acquire control of the Company and the value of the assets of the Company was CDN$5 million or more. Higher limits apply for acquisitions by or from World Trade Organization ("WTO") member country investors.

         The acquisition of a majority of the voting interests of an entity or of a majority of the undivided ownership interests in the voting shares of an entity that is a corporation is deemed to be acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is deemed not to be acquisition of control of that corporation. Certain transactions in relation to common shares in the Company would be exempt from review from the Investment Act, including:

         (a) acquisition of common shares by a person in the ordinary course of that person's business as a trader or dealer in securities;

         (b) acquisition or control of the Company in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Act; and

         (c) acquisition or control of the Company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in the fact of the Company, through the ownership of voting interests, remains unchanged.

         The Investment Act was amended with the Act to Implement the Agreement Establishing the World Trade Organization to provide for a special review thresholds for WTO member country investors. Under the Investment Act, as amended, an investment in common shares of the Company by a non-Canadian who is a "WTO investor" (as defined in the Investment Act) would be reviewable only if it were an investment to acquire control of the Company and the value of the assets of the Company was equal to or greater than a specified amount (the "Review Threshold"), which increases in stages. The Review Threshold was CDN$209 million in 2001, CDN$218 million in 2002, and is CDN$223 million in 2003. This amount is subject to an annual adjustment on the basis of a prescribed formula in the Investment Act to reflect inflation and real growth within Canada.

FIRST PREFERENCE SHARES

         The First Preference Shares are issuable in series with such dividend rates, redemption and conversion features and other attributes as may be determined by the directors and without any further action by the shareholders. The First Preference Shares of all series have preference over the common shares and any other shares ranking junior to the First Preference Shares with respect to payment of dividends and distribution of our assets on liquidation, dissolution or winding-up.

SHAREHOLDER RIGHTS PLAN

         Effective March 17, 2002, we adopted a shareholder rights plan, which was then amended and restated effective April 8, 2002, and approved, as amended, by our shareholders on April 25, 2002. The shareholder rights plan will remain in effect, unless earlier terminated pursuant to its terms, until the 2005 annual meeting of shareholders, and, if reconfirmed at the 2005 annual meeting, the shareholder rights plan will remain in effect until the 2008 annual meeting of shareholders. Under the shareholder rights plan, holders of common shares are entitled to one share purchase right for each common share held. Generally, if any person or group makes a takeover bid, other than a bid permitted under the shareholder rights plan or acquires beneficial ownership of 20% or more of our outstanding common shares without complying with the shareholder rights plan, the shareholder rights plan will entitle holders of the share purchase rights (other than the acquiror) to purchase, in effect, our common shares at 50% of the prevailing market price. A takeover bid for us can avoid the dilutive effects of the share purchase rights, and therefore become a permitted bid, if it complies with provisions of the shareholder rights plan or if it is expressly approved by our board of directors.

TRANSFER AGENT AND REGISTRAR

         The Canadian transfer agent and registrar for our common shares is Computershare Trust Company of Canada at its principal office in Vancouver, British Columbia. The US transfer agent and registrar for our common shares is Computershare Trust Company, Inc. at its offices in Golden, Colorado and New York, New York.

                        MATERIAL INCOME TAX CONSEQUENCES

US FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general summary of certain US federal income tax considerations relating to the purchase, ownership and disposition of the notes and of common shares into which the notes may be converted. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change (possibly, with retroactive effect) or different interpretations.

         This discussion is limited to US Holders and Non-US Holders who hold the notes and common shares as "capital assets" within the meaning of Section 1221 of the Code (generally, for investment). The US federal income tax consequences of purchasing, owning or disposing of notes or common shares could differ from those described herein. This summary does not purport to address all US federal income tax considerations that may be relevant to a particular investor in light of the investor's specific circumstances (for example, investors subject to the alternative minimum tax provisions of the Code or an investor whose "functional currency" is not the US dollar), or to investors that are subject to special rules under US federal income tax law (for example, dealers or traders in securities or currencies, financial institutions, investors in pass-through entities, partnerships or other entities classified as partnerships for US federal income tax purposes, tax-exempt organizations or qualified retirement plans, insurance companies, or persons holding notes or common shares as a hedge or as part of a straddle, constructive sale, conversion transaction or other risk management transaction). Finally, this summary does not describe the effect of US federal estate and gift tax law on US Holders, or any aspect of any applicable foreign, state or local laws.

         As used herein, the term "US Holder" means a beneficial holder of a note or common shares that is for US federal income tax purposes:

         o an individual citizen or resident of the United States (unless such person is not treated as a resident of the United States under an applicable income tax treaty);

         o a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

         o an estate, the income of which is subject to US federal income taxation regardless of its source; or

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust, or a trust that has elected to be treated as a US person.

         A "Non-US Holder" is any holder of a note or common shares other than a US Holder or a foreign or domestic partnership.

         If a partnership (including for this purpose any entity, domestic or foreign, treated as a partnership for US tax purposes) is a beneficial owner of the notes or common shares into which the notes may be converted, the US tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. As a general matter, income earned through a foreign or domestic partnership is attributed to its owners. A holder that is a partnership, and partners in such partnership, should consult their individual tax advisors with regard to the US federal income tax consequences of the purchase, ownership and disposition of the notes or the common shares acquired upon conversion of the notes.

         US HOLDERS

                  TAXATION OF INTEREST

         US Holders will be required to recognize as ordinary income any interest paid or accrued on the notes in accordance with their regular method of tax accounting. Such interest will be treated as income from sources outside the United States, but generally will be "passive income" or, in the case of certain types of US Holders, "financial services income" for US foreign tax credit purposes.

         In general, if the terms of a debt instrument entitle a holder to receive payments (other than fixed periodic interest) that exceed the issue price of the instrument, the holder may be required to recognize additional interest as "original issue discount" over the term of the instrument. The notes were not issued with original issue discount. In certain circumstances, however, we may be obligated to pay holders of the notes amounts in excess of stated interest or principal. For example, if we do not comply with our obligations under the registration rights agreement to maintain effectiveness of the shelf registration statement, such noncompliance may result in the payment of predetermined additional amounts referred to as liquidated damages in the manner described under "Description of Notes--Registration Rights; Liquidated Damages." Where the amount or timing of any liquidated damages on a note is contingent, the note could be subject to special rules that apply to debt instruments that provide for contingent payments ("contingent debt instruments"). These rules generally require a holder to accrue interest income at a rate higher than the stated interest rate on the note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or retirement of a note before the resolution of the contingencies. We believe that the possibility of liquidated damages is remote, and, accordingly, the notes should not be treated as contingent debt instruments. Therefore, for purposes of filing tax or information returns with the IRS, we will not treat the notes as contingent debt instruments or as having original issue discount. In the event that we pay liquidated damages, the holders would be required to recognize ordinary income. Our position in this regard is binding on each US Holder (but not on the IRS) unless such US Holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations.

         The remainder of this discussion assumes that the notes will not be treated as contingent debt instruments.

                  MARKET DISCOUNT

         If a US Holder acquires a note at a cost that is less than its principal amount, the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than .0025 multiplied by its principal amount multiplied by the number of complete years from the date of acquisition until maturity.

         Under the market discount rules of the Code, a US Holder is required to treat any gain on the disposition of a note as ordinary income to the extent of the accrued market discount that has not been previously included in income. Thus, principal payments and payments received on the disposition of a note are treated as ordinary income to the extent of accrued market discount that has not been previously included in income. If a US Holder disposes of a note with market discount in certain otherwise nontaxable transactions, such holder may be required to include accrued market discount as ordinary income as if the holder had sold the note at its then fair market value.

         In general, the amount of market discount that has accrued is determined on a ratable basis. A US Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

         With respect to notes with market discount, a US Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred to purchase or to carry the notes. A US Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all market discount debt instruments that a US Holder acquires on or after the first day of the first taxable year to which the election applies and all market discount notes in subsequent years and is irrevocable without the consent of the IRS.

                  AMORTIZABLE BOND PREMIUM

         In general, if a US Holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the acquisition date, other than stated interest payments, such excess will constitute bond premium. A US Holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under such holder's regular accounting method. The notes are subject to call provisions at our option at certain times, as described under "Description of Notes--Redemption of Notes at Our Option." A US Holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date, in lieu of the stated maturity date, results in a smaller amortizable bond premium for the period ending on the call date. If a US Holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss such holder would otherwise recognize on disposition of the note. An election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by the electing US Holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. US Holders should consult their own tax advisors before making this election.

                  SALE, EXCHANGE OR REDEMPTION OF THE NOTES

         Each US Holder generally will recognize gain or loss on the sale, exchange (other than by exercise of the conversion privilege), redemption, retirement or other disposition of notes equal to the difference (if any) between (i) the amount of cash and the fair market value of any property received and (ii) such holder's adjusted tax basis in the notes. A US Holder's adjusted tax basis in a note generally will equal the cost of the note to such holder less any principal payments received by such holder. The gain or loss recognized by the US Holder on a disposition of a note will be long-term capital gain or loss if the holder held the note for more than 12 months at the time of the disposition and generally will constitute US source gain or loss for US foreign tax credit purposes. The portion of any proceeds attributable to accrued interest should not be taken into account in computing the US Holder's capital gain or loss, but should be recognized as ordinary interest income to the extent that the US Holder has not previously included the accrued interest in income. Noncorporate taxpayers generally should be subject to a reduced rate of taxation with respect to long-term capital gain. Capital gain that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to certain limitations.

         The US federal income tax consequences to a US Holder of a merger, consolidation or other transaction involving a change in the kind and amount of securities, cash or other property receivable on conversion of the notes, will depend on the particular facts and circumstances surrounding the merger, consolidation or other transaction. US Holders are advised to consult their own tax advisors regarding the potential US federal income tax consequences of a merger, consolidation or other transaction.

                  CONVERSION OF THE NOTES

         A US Holder generally will not recognize any income, gain or loss on conversion of the notes into common shares, except with respect to cash received in lieu of a fractional share of common shares. The US Holder's tax basis in the common shares received on conversion will equal the adjusted basis of the notes converted (reduced by the portion of adjusted basis allocated to any fractional share of common shares exchanged for cash). The holding period of such common shares received on conversion generally will include the period during which the converted notes were held prior to conversion. Cash received in lieu of a fractional share of common shares generally should be treated as a payment in exchange for such fractional share rather than as a dividend. Accordingly, the receipt of cash in lieu of a fractional share of common shares generally should result in capital gain or loss equal to the difference between the amount of cash received for the fractional share and the holder's adjusted tax basis allocable to the fractional share.

                  ADJUSTMENTS OF CONVERSION PRICE

         The conversion rate of the notes is subject to adjustment under certain circumstances. Section 305 of the Code and the Treasury regulations issued thereunder may treat holders of the notes as having received a constructive distribution if, and to the extent that, certain adjustments in the conversion rate (particularly an adjustment to reflect a taxable dividend to holders of common shares) increase the proportionate interest of a holder of notes in the fully diluted common shares, whether or not such holder ever exercises its conversion privilege. Moreover, if there is not a full adjustment to the conversion rate to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding common shares in our assets or earnings and profits, then such increase in the proportionate interest of the holders of the common shares may be treated as a constructive distribution to such holders. Therefore, US Holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion rate made pursuant to a bona fide reasonable, adjustment formula that has the effect of preventing dilution in the interest of the holders of the notes, however, generally will not be considered to result in a constructive distribution.

                  DIVIDENDS

         Subject to the discussion of the "passive foreign investment company" rules below, a US Holder receiving dividend distributions (including constructive distributions) with respect to the common shares is required to include in gross income for US federal income tax purposes the gross amount of such distributions to the extent of our current and/or accumulated earnings and profits, as determined under US federal income tax principles, without reduction for Canadian income tax withheld. Such Canadian taxes withheld may be credited, subject to certain limitations against the US Holder's US federal income tax liability, or alternatively may be deducted in computing the US Holder's US federal taxable income by those who itemize deductions, as described under "--Foreign tax credit." The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution. Any distribution in excess of our current and/or accumulated earnings and profits will be treated first as a tax-free return of capital, which will reduce the US Holder's adjusted tax basis of the common shares (but not below zero). To the extent such a distribution exceeds the US Holder's adjusted tax basis in the common shares, the distribution will be taxable as capital gain. Corporate US Holders receiving dividends on the common shares acquired on conversion of a note generally will not be eligible for the dividends-received deduction. Dividends will be treated as income from sources outside the United States, but generally will be "passive income," or in the case of certain types of US Holders, "financial services income" for US foreign tax credit purposes.

         If a dividend distribution is paid in Canadian dollars, the amounts includible in income will be the US dollar value, on the date of distribution, of the Canadian dollar amount distributed. Any subsequent gain or loss in respect of such Canadian dollars arising from exchange rate fluctuations generally will be US source ordinary income or loss.

         Under current law, long-term capital gain of noncorporate US Holders (including individuals) generally is eligible for preferential tax rates. For taxable years beginning after December 31, 2002 and before January 1, 2009, subject to certain exceptions, dividends received by noncorporate US Holders (including individuals) from "qualified foreign corporations" (as defined in Section 1(h)(11) of the Code) are taxed at the same preferential rates that apply to long-term capital gain. Provided that we are not a "passive foreign investment company," as discussed below, we currently meet the definition of "qualified foreign corporation," as our common shares are readily tradable on The Nasdaq National Market, an established securities market in the United States, and therefore dividends paid to noncorporate US Holders should be taxed at the preferential rates.

                  SALE OF COMMON SHARES

         Gain or loss realized on the sale or exchange of common shares will equal the difference between the amount realized on the sale or exchange and the US Holder's adjusted tax basis in the common shares. The gain or loss generally will be US source capital gain or loss, and will be long-term capital gain or loss if the holder has held or is deemed to have held the common shares for more than 12 months (which generally includes the holding period of the notes that were converted into the shares). Generally, long-term capital gain for noncorporate taxpayers is eligible for a preferential reduced rate of taxation. Capital gain that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to certain limitations.

                  FOREIGN TAX CREDIT

         Subject to the limitations set forth in the Code, as modified by the United States-Canada income tax treaty, a US Holder who pays (or has withheld from distributions) Canadian income tax with respect to the ownership of notes or common shares may be entitled, at the option of the US Holder, to receive either a deduction or a tax credit for such Canadian tax paid or withheld. Holders and prospective holders of notes and common shares should be aware that dividends and interest paid by us generally will constitute "passive income" for purposes of the foreign tax credit, which could reduce the amount of foreign tax credit available to a US Holder. The rules relating to the US foreign tax credit are extremely complex and the availability of the foreign tax credit and the application of the limitations with respect to such credit are fact specific. Holders and prospective holders are urged to consult their own tax advisors concerning the application of the US foreign tax credit rules in light of their particular circumstances.

                  PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

         Special rules apply to US Holders that hold stock or rights to acquire stock (such as the conversion feature in the notes) in a "passive foreign investment company" ("PFIC"). In general, a non-United States corporation will be a PFIC for any taxable year in which, after applying relevant look-through rules, either (i) 75% or more of its gross income is passive income or (ii) 50% or more of the average value of its assets consists of assets that produce, or that are held for the production of, passive income. For this purpose, passive income generally includes, among other things, interest, dividends, rents, royalties and gains from certain commodities transactions.

         We believe that we were not a PFIC in 2003 and, based on estimates of our gross income and assets for 2004, we believe that we will not be a PFIC in 2004. Our status as a PFIC in future years will depend on our assets and activities in those years. We have no reason to believe that our assets or activities will change in a manner that would cause us to be classified as a PFIC. However, there can be no assurance that we will not be considered a PFIC for 2004 or any future taxable year, because our status under the PFIC rules is based in part on factors not entirely within our control, such as our market capitalization. Furthermore, there can be no assurance that the IRS will not challenge any determination by us concerning our PFIC status, currently or in the future. Therefore, holders and prospective holders are urged to consult their own tax advisors with respect to the application of the PFIC rules to them.

         If, contrary to our expectations, we were to be classified as a PFIC, a US Holder may be subject to increased tax liability on the receipt of certain distributions (including constructive distributions) or on the sale, exchange or other disposition of the notes or common shares received upon conversion thereof, unless such holder makes one of two elections. First, if, for any taxable year that we are treated as a PFIC, a US Holder that has converted its notes into common shares makes a timely election to treat us as a qualified electing fund ("QEF"), the electing US Holder would be required to include annually in gross income (i) such holder's pro rata share of our ordinary earnings and (ii) such holder's pro rata share of any of our net capital gain, regardless of whether such income or gain is actually distributed. If, alternatively, a US Holder makes a "mark-to-market" election, such holder generally will include annually an amount equal to the excess, if any, of the fair market value of the notes or common shares as of the close of such taxable year over the US holder's adjusted tax basis in the notes or common shares. In addition, the US Holder generally will be allowed a deduction for the lesser of
(i) the excess, if any, of the US Holder's adjusted tax basis in the notes or common shares over the fair market value of the notes or common shares as of the close of the taxable year, or (ii) the excess, if any, of (A) the mark-to-market gains for the notes or common shares included in gross income by the US Holder for prior taxable years, over (B) the mark-to-market losses for notes or common shares that were allowed as deductions for prior tax years. If, contrary to our expectations, we were to be classified as a PFIC, we intend to comply with all record-keeping, reporting and other requirements so that US Holders, at their option, could maintain a QEF election with respect to us, if applicable. However, if meeting those record-keeping and reporting requirements were to become onerous, we might decide, in our sole discretion, that such compliance is impractical, and would notify US Holders accordingly.

                  CONTROLLED FOREIGN CORPORATION CONSIDERATIONS

         Special rules are applicable to certain US Holders who own stock in a non-United States corporation that is classified as a "controlled foreign corporation" ("CFC"). Based on the current distribution of our common shares among

US Holders and Non-US Holders, we do not expect to be classified as a CFC. However, future changes of ownership could cause us to become a CFC. Holders and prospective holders are urged to consult their own tax advisors with respect to how the CFC rules could affect their tax situation.

         NON-US HOLDERS

         Subject to the discussion of backup withholding below, an investment in the notes by Non-US Holders generally will not give rise to any US federal income tax to these holders, unless the income received on or any gain recognized on the sale or other disposition of their notes is:

         o treated as effectively connected with the conduct of a trade or business in the United States, or if certain treaty provisions apply, a permanent establishment maintained in the United States; or

         o in the case of gain recognized by an individual, the individual is present in the United States for 183 days or more and has a tax home, as defined in the Code, in the United States during the taxable year.

         BACKUP WITHHOLDING AND INFORMATION REPORTING

         Payments of interest with respect to the notes and dividends with respect to the common shares, to the extent such payments are considered to be made within the United States to a holder, and the proceeds from the sale, exchange or redemption of the notes or common shares acquired on conversion of a note, may be subject to US information reporting and may also be subject to US backup withholding tax, unless a holder (i) is an exempt recipient (including a corporation), (ii) complies with certain requirements, including applicable certification requirements, or (iii) is described in certain other categories of persons. The backup withholding tax rate currently is 28%. Any amounts withheld from a payment to a holder of the notes or common shares acquired on conversion of a note under the backup withholding rules may be credited against any US federal income tax liability of the holder and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

         The preceding discussion of certain US federal income tax consequences is for general information only and is not tax advice. Accordingly, holders and prospective holders are urged to consult their own tax advisors regarding the US federal income tax consequences of the purchase, ownership and disposition of the notes and common shares acquired on conversion of the notes in light of their own particular circumstances, as well as the effect of any state, local or non-United States laws or any applicable tax treaty.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general summary of the principal Canadian federal income tax considerations generally applicable to a holder of notes (a "Holder") who acquires the notes described in this prospectus and who, at all relevant times, for purposes of the Income Tax Act (Canada) (the "Canadian Tax Act"), and any applicable income tax treaty or convention, is or is deemed to be a nonresident of Canada and does not use or hold and is not deemed to use or hold the notes or common shares acquired under the terms of the notes in carrying on a business in Canada (a "Non-Resident Holder"). Special rules, which are not discussed below, may apply to a Non-Resident Holder which is an insurer that carries on business in Canada and elsewhere.

         The term "US Holder," for the purposes of this summary, means a Non-Resident Holder who, for purposes of the Canada-United States Income Tax Convention (1980) (the "Convention"), is at all relevant times a resident of the United States and does not use or hold and is not deemed to use or hold the notes or the common shares in connection with carrying on a business in Canada through a permanent establishment or fixed base in Canada.

         This summary is generally applicable to a Non-Resident Holder who holds the notes and common shares acquired under the terms of the notes as capital property and deals with the Company at arm's length. Generally, notes and common shares will be considered to be capital property to a Holder provided that the Holder does not hold the notes or common shares in the course of carrying on a business and has not acquired them as an adventure in the nature of trade.

         This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder, all specific proposals to amend the Canadian Tax Act and the regulations thereunder publicly announced by the Minister of Finance (Canada) prior to the date hereof, and counsel's understanding of the administrative practices of the Canada Customs and Revenue Agency. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not anticipate any changes in law whether by legislative, governmental or judicial decision or action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

         This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representation with respect to the income tax consequences to any particular Holder is made. Consequently, prospective purchasers of notes should consult their own tax advisors for advice with respect to the tax consequences to them of holding and disposing of notes and common shares acquired under the terms of the notes, including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

         For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of notes or common shares, including interest, dividends, adjusted cost base and proceeds of disposition, must be converted into Canadian dollars based on the United States-Canadian dollar exchange rate applicable to the effective date of the related acquisition, disposition or recognition of income.

         TAXATION OF INTEREST ON NOTES

         A Non-Resident Holder will not be subject to Canadian withholding tax in respect of amounts paid or credited by the company as, on account or in lieu of payment of, or in satisfaction of, the principal of the notes or interest thereon including in respect of a payment upon the repurchase of notes following the occurrence of a repurchase event.

         EXERCISE OF CONVERSION RIGHT

         The conversion of a note into common shares pursuant to a Non-Resident Holder's right of conversion will generally be deemed not to constitute a disposition of the notes pursuant to the Canadian Tax Act, and, accordingly, the Non-Resident Holder will not realize a capital gain or capital loss on such conversion.

         DISPOSITION OF NOTES AND COMMON SHARES

         A Non-Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of a notes or a common share acquired under the terms of the notes, as the case may be, unless the notes or common share constitutes "taxable Canadian property" (as defined in the Canadian Tax Act) of the Non-Resident Holder at the time of disposition and the Holder is not entitled to relief under an applicable income tax treaty or convention. As long as the common shares are then listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange and The Nasdaq National Market), the notes and the common shares generally will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length or the Non-Resident Holder together with all such persons owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of the company. In this case, both the notes and the common shares will constitute taxable Canadian property to the Non-Resident Holder.

         If the notes or the common shares are taxable Canadian property to a Non-Resident Holder that is a US Holder at the time of disposition, any capital gain realized on the disposition or deemed disposition of such notes or common shares will, according to the Convention, generally not be subject to Canadian federal income tax unless the value of the shares of the Company at the time of the disposition of the notes or common shares is derived principally from "real estate situated in Canada" within the meaning set out in the Convention. A Non-Resident Holder whose notes or common shares are taxable Canadian property should consult their own advisors.

         TAXATION OF DIVIDENDS ON COMMON SHARES

         Under the Canadian Tax Act, dividends on common shares paid or credited to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder. Under the Convention, a Non-Resident Holder that is a US Holder will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends. In addition, under the Convention, dividends may be exempt from Canadian nonresident withholding tax if paid to certain US Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations and qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

DISCLOSURE AUTHORIZATION

         Notwithstanding anything set forth in this prospectus or in any other document related to the notes, you and each of your employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and the tax structure of the transaction described herein and all materials of any kind, including opinions or other tax analyses that we have provided to you relating to such tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with applicable securities laws.

                             SELLING SECURITYHOLDERS

      We originally issued the notes in a private placement to the initial purchasers, UBS Securities LLC and CIBC World Markets, on August 15, 2003. The initial purchasers resold the notes to the purchasers, including the selling securityholders listed below, in transfers exempt from registration pursuant to Rule 144A of the Securities Act. Selling securityholders may offer and sell the notes and the underlying common shares pursuant to this prospectus.

         This prospectus has not been filed in respect of, and will not qualify, any distribution of the notes, or underlying common shares, in any province or territory of Canada.

      The following table sets forth certain information concerning the principal amount of notes beneficially owned and the number of common shares issuable upon conversion of those notes that may be offered from time to time under this prospectus by the selling securityholders named in the table. We prepared this table based on the information supplied to us by the selling securityholders named in the table and we have not sought to verify such information. This table only reflects information regarding selling securityholders who have provided us with such information. We expect that we will update this table as we receive more information from holders of the notes who have not yet provided us with their information. We will amend this prospectus to include selling securityholders not named as of the date hereof or supplement this prospectus to include information regarding certain transferees of named selling securityholders in each case upon request and upon provision of all required information to us. Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

      The number of common shares issuable on conversion of the notes shown in the table below assumes conversion of the full amount of notes held by each selling securityholder at an initial conversion rate of 56.1892 common shares per $1,000 principal amount of notes. This conversion rate is subject to adjustment in certain events. Accordingly, the number of conversion shares may increase or decrease from time to time.

      The percentages of common shares beneficially owned and being offered are based on the number of our common shares that was outstanding as of December 31, 2003. Because the selling securityholders may offer all or some portion of the notes or the common shares issuable on conversion of the notes pursuant to this prospectus, we have assumed for purposes of the table below that the selling securityholders will sell all of the notes and all of the common shares offered by this prospectus pursuant to this prospectus. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information to us regarding their holdings. As of December 31, 2003, we had $172,500,000 in principal amount of the notes and 68,892,027 common shares outstanding.

         Except for UBS Securities LLC, which acted as one of the placement agents in the private placement of the notes, none of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

                                            PRINCIPAL AMOUNT OF NOTES                      NUMBER OF COMMON SHARES
                                          -----------------------------   ---------------------------------------------------------
                                                                                                          COMMON
                                                                                                          SHARES
                                                                             COMMON                    BENEFICIALLY
                                                                             SHARES                       OWNED      PERCENTAGE OF
                                                          PERCENTAGE OF   BENEFICIALLY      COMMON       FOLLOWING    COMMON SHARES
                                           BENEFICIALLY       NOTES        OWNED PRIOR      SHARES          THE        OUTSTANDING
                                            OWNED AND      OUTSTANDING       TO THE        OFFERED      Offering      FOLLOWING THE
               NAME(1)                    OFFERED HEREBY       (%)        CONVERSION(2)   HEREBY (3)        (4)        OFFERING (%)
               -------                    --------------       ---        -------------   ----------        ---        ------------
Advent Convertible Master (Cayman) LP.     $10,886,000            6.3            --           611,675       --              *
Alpha U.S. Sub Fund 4 LLC.............         488,000             *             --            27,420       --              *
American Aadvantage Funds.............         250,000             *             --            14,047       --              *
Argent Classic Convertible Arbitrage
  Fund (Bermuda) Ltd..................       7,200,000            4.2            --           404,562       --              *
Argent Classic Convertible Arbitrage
  Fund L.P............................       3,200,000            1.9            --           179,805       --              *
Aventis Pension Master Trust..........         135,000             *             --             7,585       --              *
BP Amoco PLC Master Trust.............         894,000             *             --            50,233       --              *

BNP Paribas Equity Strategies, SNC....       2,478,000            1.4            --           139,236       --              *

Boilermaker-Blacksmith Pension Trust..         730,000             *             --            41,018       --              *

CALAMOS(R) Global Convertible Fund -
  CALAMOS(R) Investment Trust.........         330,000             *             --            18,542       --              *

CALAMOS(R) Convertible Growth and
  Income Fund - CALAMOS(R) Investment
  Trust...............................      10,000,000            5.8            --           561,892       --              *

California Wellness Foundation, The...         215,000             *             --            12,080       --              *
CEMEX Pension Plan....................          65,000             *             --             3,652       --              *
Chrysler Corporation Master
  Retirement Trust(5).................       1,055,000             *             --            59,279       --
City of Knoxville Pension System......         155,000             *             --             8,709       --              *
CNA CA Master Account, L.P............       3,250,000            1.9            --           182,614
Coast Fund, L.P. The..................       2,595,000            1.5            --           145,810       --              *
Cockrell Foundation, The..............          35,000             *             --             1,966       --              *

Context Convertible Arbitrage Fund, LP         600,000             *             --            33,713       --              *
Context Convertible Arbitrage
  Offshore, Ltd.......................       1,650,000             *             --            92,712       --              *
CooperNeff Convertible Strategies
  (Cayman) Master Fund, LP............       2,592,000            1.5            --           145,642       --              *
DBAG London...........................      13,250,000            7.7            --           744,507       --              *
Delta Airlines Master Trust...........         750,000             *             --            42,141       --              *
Delta Airlines Master Trust - CV(5)...         460,000             *             --            25,847       --              *
Delta Pilots Disability and
  Survivorship Trust..................         215,000             *             --            12,080       --              *
Delta Pilots Disability &
  Survivorship Trust - CV(5)..........         210,000             *             --            11,799       --              *
Dorinco Reinsurance Company...........         400,000             *             --            22,475       --              *


                                            PRINCIPAL AMOUNT OF NOTES                      NUMBER OF COMMON SHARES
                                          -----------------------------   ---------------------------------------------------------
                                                                                                          COMMON
                                                                                                          SHARES
                                                                             COMMON                    BENEFICIALLY
                                                                             SHARES                       OWNED      PERCENTAGE OF
                                                          PERCENTAGE OF   BENEFICIALLY      COMMON       FOLLOWING    COMMON SHARES
                                           BENEFICIALLY       NOTES        OWNED PRIOR      SHARES          THE        OUTSTANDING
                                            OWNED AND      OUTSTANDING       TO THE        OFFERED      Offering      FOLLOWING THE
               NAME(1)                    OFFERED HEREBY       (%)        CONVERSION(2)   HEREBY (3)        (4)        OFFERING (%)
               -------                    --------------       ---        -------------   ----------        ---        ------------
Dow Chemical Company Employees'
  Retirement Plan, The................       1,450,000             *             --            81,474       --              *
Drake Offshore Master Fund, Ltd. The..      15,000,000            8.7            --           842,838       --              *
Fondren Foundation, The...............          75,000             *             --             4,214       --              *
FrontPoint Convertible Arbitrage
  Fund, L.P...........................       2,000,000            1.2            --           112,378       --              *
Gaia Offshore Master Fund.............       3,340,000            1.9            --           187,671       --              *
Genesys Regional Medical Center.......         150,000             *             --             8,428       --              *

Grace Convertible Arbitrage Fund, Ltd.       4,000,000            2.3            --           224,756       --              *
Goldman, Sachs International..........      21,000,000           12.2            --         1,179,973       --              *
HFR Arbitrage Fund (ACM)..............         524,000             *             --            29,443       --              *
Highbridge International LLC..........       5,000,000            2.9            --           280,946       --              *
Hotel Union & Hotel Industry of
  Hawaii Pension Plan.................         321,000             *             --            18,036       --              *
Jefferies & Company Inc...............           7,000             *             --               393       --              *
JMG Capital Partners, LP..............       2,750,000            1.6            --           154,520       --              *
JMG Triton Offshore Fund, Ltd.........       2,750,000            1.6            --           154,520       --              *

KD Convertible Arbitrage Fund L.P.....         700,000             *             --            39,332       --              *
Knoxville Utilities Board Retirement
  System..............................          70,000             *             --             3,933       --              *
LDG Limited...........................          78,000             *             --             4,382       --              *
Lexington Vantage Fund
  c/o TQA Investors, LLC..............          20,000             *             --             1,123       --              *
Louisiana Workers' Compensation
  Corporation.........................         180,000             *             --            10,114       --              *
Lyxor /Context Fund Ltd...............         250,000             *             --            14,047       --              *
Lyxor /Convertible Arbitrage Fund
  Limited.............................         168,000             *             --             9,439       --              *
Lyxor /Gaia II Fund Ltd...............         835,000             *             --            46,917       --              *
Macomb County Employees' Retirement
  System..............................         150,000             *             --             8,428       --              *

Maystone Continuum Master Fund, Ltd...       4,000,000            2.3            --           224,756       --              *
McMahan Securities Co. L.P............       1,000,000             *             --            56,189       --              *
Microsoft Corporation(5)..............         785,000             *             --            44,108       --              *
MLQA Convertible Securities
  Arbitrage Ltd.......................       5,000,000            2.9            --           280,946       --              *
Motion Picture Industry Health Plan -
  Active Member Fund(5)...............         110,000             *             --             6,180       --              *
Motion Picture Industry Health Plan -
  Retiree Member Fund(5)..............          60,000             *             --             3,371       --              *

Munson Medical Center Retirement Plan.          70,000             *             --             3,933       --              *
Munson2 Healthcare Board Designated
  Operating Fund......................          50,000             *             --             2,809       --              *

National Bank of Canada c/o Putnam
  Lovell NBF Securities, Inc..........       5,500,000            3.2            --           309,040       --              *
North Slope Borough...................         370,000             *             --            20,790       --              *
Oakwood Assurance Company.............          50,000             *             --             2,809       --              *
Oakwood Healthcare Inc. - OHP.........          10,000             *             --               561       --              *
Oakwood Healthcare Inc. (Pension).....         150,000             *             --             8,428       --              *

Oakwood Healthcare Inc. Endowment ....           5,000             *             --               280       --              *
Oakwood Healthcare Inc. Funded
  Depreciation........................          80,000             *             --             4,495       --              *
OCM Convertible Trust(5)..............       1,165,000             *             --            65,460       --              *
Partner Reinsurance Company Ltd.(5)...         345,000             *             --            19,385       --              *
Performance Capital Group LLC.........       2,000,000            1.2            --           112,378       --              *
Port Authority of Allegheny County
  Retirement and Disability Allowance
  Plan for the Employees Represented
  by Local 85 of the Amalgamated
  Transit Union.......................         350,000             *             --            19,666       --              *
Polaris Vega Fund L.P.................         100,000             *             --             5,618       --
Prism Foundation......................          50,000             *             --             2,809       --              *
Qwest Occupational Health Trust(5)....         100,000             *             --             5,618       --              *
Radcliffe SPC, Ltd for and on behalf
  of the Class A Convertible Crossover
  Segregated Portfolio................       6,250,000            3.6            --           351,182       --              *
Oakwood Healthcare Inc. Funded
  Depreciation........................          80,000             *             --             4,495       --              *
Sphinx Convertible Arb Fund SPC.......         482,000             *             --            27,083       --              *
Sphinx Fund c/o TQA Investors, LLC....          46,000             *             --             2,584       --              *
SPT...................................       1,000,000             *             --            56,189       --              *



                                            PRINCIPAL AMOUNT OF NOTES                      NUMBER OF COMMON SHARES
                                          -----------------------------   ---------------------------------------------------------
                                                                                                          COMMON
                                                                                                          SHARES
                                                                             COMMON                    BENEFICIALLY
                                                                             SHARES                       OWNED      PERCENTAGE OF
                                                          PERCENTAGE OF   BENEFICIALLY      COMMON       FOLLOWING    COMMON SHARES
                                           BENEFICIALLY       NOTES        OWNED PRIOR      SHARES          THE        OUTSTANDING
                                            OWNED AND      OUTSTANDING       TO THE        OFFERED      Offering      FOLLOWING THE
               NAME(1)                    OFFERED HEREBY       (%)        CONVERSION(2)   HEREBY (3)        (4)        OFFERING (%)
               -------                    --------------       ---        -------------   ----------        ---        ------------
SSI Blended Market Neutral L.P........         642,000             *             --            36,073       --              *
SSI Hedged Convertible Market Neutral
  L.P.................................         704,000             *             --            39,557       --              *
State Employees' Retirement Fund of
  the State of Delaware(5)............         460,000             *             --            25,847       --              *
Sturgeon Limited......................         406,000             *             --            22,812       --              *
Sunrise Partners Limited Partnership..         150,000             *             --             8,428       --              *
Tag Associates........................         102,000             *             --             5,731       --              *
TQA Master Fund, Ltd..................         785,000             *             --            44,108       --              *
TQA Master Plus Fund Ltd..............       1,208,000             *             --            67,876       --              *
UBS Securities LLC....................       1,310,000             *             --            73,607       --              *
Union Carbide Retirement Account......         630,000             *             --            35,399       --              *
United Food and Commercial Workers
  Local 1262 and Employers Pension
  Fund................................         225,000             *             --            12,642       --              *
Univar USA Inc. Retirement Plan.......         160,000             *             --             8,990       --              *
Vanguard Convertible Securities Fund,
  Inc.(5).............................       4,910,000            2.8            --           275,888       --              *
Viacom Inc. Pension Plan Master Trust.          30,000             *             --             1,685       --              *
Wachovia Bank National Association....         150,000             *             --             8,428       --              *
Wachovia Capital Markets LLC..........       2,000,000            1.2            --           112,378       --              *
Xavex Convertible Arbitrage 10 Fund...       1,400,000             *             --            78,664       --              *
Xavex Convertible Arbitrage 7 Fund
  c/o TQA Investors, LLC..............         175,000             *             --             9,833       --              *
Zurich Institutional Benchmarks
  Master Fund Ltd.....................       1,920,000            1.1            --           107,883       --              *
Zurich Institutional Benchmarks
  Master Fund Ltd. c/o TQA Investors,
  LLC.................................         188,000             *             --            10,563       --              *
Any other holder of notes or future
  transferee, pledgee, donee or
  successor of any holder not named
  herein(6)(7)........................    $    831,000             *             --            46,693       --              *

------------
*    Less than 1%

(1) Also includes any sale of the notes and the underlying common shares by transferees, pledgees, donees or other successors in interest that receive such securities by gift, partnership distribution or other non-sale-related transfer from the named selling securityholders.

(2) Figures in this column do not include the common shares issuable on conversion of the notes that are listed in the column entitled "Common Shares Offered Hereby."

(3) Assumes conversion and sale of all of the holder's notes at a conversion price of approximately $17.80 per common share. However, this conversion price is subject to adjustment as described under "Description of Notes - Conversion Rights." As a result, the amount of common shares issuable on conversion of the notes may increase or decrease in the future.

(4) Assumes sale, transfer or other disposition of all common shares issuable on conversion of the notes.

(5) Represents shares held on behalf of institutional clients for which Oaktree Capital Management LLC serves as the investment manager.

(6) Information about other selling securityholders will be set forth in post-effective amendments to this prospectus, if required.

(7) Assumes that any other holders of notes, or any future transferees, pledges, donees or successors of or from any such other holders of notes, do not beneficially own any common shares other than the common shares issuable on conversion of the notes at the initial conversion rate.

                              PLAN OF DISTRIBUTION

         We will not receive any of the proceeds of the sale of the notes and the underlying common shares offered by this prospectus. The notes and the underlying common shares may be sold from time to time to purchasers:

         o        directly by the selling securityholders; or

o through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the notes and the underlying common shares.

         The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the notes and the underlying common shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

         If the notes and underlying common shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions.

         The notes and underlying common shares may be sold in one or more transactions at:

         o        fixed prices;

         o        prices related to the prevailing market price;

         o        prevailing market prices at the time of sale;

         o        varying prices determined at the time of sale; or

         o        negotiated prices.

         These sales may be effected in transactions:

         o on any national securities exchange or quotation service on which the notes and underlying common shares may be listed or quoted at the time of the sale, including The Nasdaq National Market in the case of the common shares;

         o        in the over-the-counter market;

         o in transactions otherwise than on such exchanges or services or in the over-the-counter market;

         o through the writing and exercise of options, whether these options are listed on any options exchange or otherwise; or

         o        through the settlement of short sales.

         These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

         In connection with sales of the notes and underlying common shares or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and underlying common shares in the course of hedging their positions. The selling securityholders may also sell the notes and underlying common shares short and deliver notes and underlying common shares to close out short positions, or loan or pledge notes and underlying common shares to broker-dealers that in turn may sell the notes and underlying common shares.

         To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common shares by the selling securityholders. Selling securityholders may not sell any or all of the notes and the underlying common shares offered by them pursuant to this prospectus. In addition, we cannot assure you that any such selling securityholder will not transfer, devise or gift the notes and the underlying common shares by other means not described in this prospectus.

         Our common shares trade on The Nasdaq National Market under the symbol "QLTI" and The Toronto Stock Exchange under the symbol "QLT." We do not intend to apply for listing of the notes on any securities exchange or for quotation through Nasdaq. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.

         There can be no assurance that any selling securityholder will sell any or all of the notes or underlying common shares pursuant to this prospectus. In addition, any notes or underlying common shares covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

         The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common shares by the selling securityholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the notes and the underlying common shares to engage in market-making activities with respect to the particular notes and the underlying common shares being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common shares and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying common shares.

         Pursuant to the registration rights agreement filed as an exhibit to this registration statement, we and the selling securityholders will each be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.

         We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and underlying common shares to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

         In order to comply with the securities laws of some jurisdictions, if applicable, the holders of securities may offer and sell those securities in such jurisdictions only through registered or licensed brokers or dealers. In addition, under certain circumstances, in some jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or an exemption from registration or qualification requirements is available and is complied with.

         If required, at the time of a particular offering of securities by a selling securityholder, a supplement to this prospectus will be circulated setting forth the name or names of any underwriters, broker-dealers or agents, any discounts, commissions or other terms constituting compensation for underwriters and any discounts, commissions or concessions allowed or reallowed or paid to agents or broker-dealers.

                                  LEGAL MATTERS

      The validity of the securities offered by this prospectus will be passed upon for us by Farris, Vaughan, Wills & Murphy.

                                     EXPERTS

      The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and other information required by the Exchange Act with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on operation of the public reference room. Our SEC filings are also available to the public from the SEC's Web site at: www.sec.gov. Our Internet address is www.qltinc.com. The information contained on our Web site is not included as a part of, or incorporated by reference into, this prospectus. We make available, free of charge, on our Web site, our annual report on Form 10-K, our quarterly reports on From 10-Q, our current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.


OUR SEC FILINGS                                                    PERIOD COVERED OR DATE OF SUBMISSION
-----------------------------------------------------------------  -----------------------------------------------------------------
Annual Report on Form 10-K......................................   Fiscal year ended December 31, 2002

Quarterly Reports on Form 10-Q..................................   Three-month period ended March 31, 2003, June 30, 2003 and
                                                                   September 30, 2003

Current Reports on Form 8-K.....................................   January 23, 2003, February 6, 2003, February 24, 2003, March 31,
                                                                   2003, April 15, 2003, April 24, 2003 (except as to Item 9),
                                                                   May 6, 2003, May 9, 2003 (except as to Item 9), May 12, 2003,
                                                                   May 20, 2003, July 21, 2003, July 23, 2003 (except as to Item
                                                                   9), August 11, 2003, August 14, 2003, August 17, 2003,
                                                                   September 10, 2003, September 18, 2003, October 16, 2003,
                                                                   October 20, 2003, October 23, 2003 (except as to Item 9),
                                                                   January 20, 2004, January 22, 2004 and January 29, 2004

The description of our common shares set forth in the
   prospectus contained in our Registration Statement on Form
   F-1..........................................................   September 25, 1989

The description of our share purchase rights as set forth in our Registration Statement on Form 8-A and all amendments
  thereto.......................................................   March 19, 2002

All subsequent documents filed by us under Sections 13(a),
  13(c), 14 or 15(d) of the Securities Exchange Act of 1934.....   After the date of this prospectus and prior to the completion of this offering


         Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

         You may request a copy of each document incorporated by reference in this prospectus at no cost, by writing or calling us at the following address or telephone number:

                               Investor Relations
                                    QLT Inc.
                             887 Great Northern Way
                             Vancouver, B.C. V5T 4T5
                                     Canada
                                 (604) 707-7000

         Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

         The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the costs and expenses payable by the registrant in connection with the resales of the securities to be registered. All amounts shown are estimates except the SEC registration statement filing fee. The selling securityholders will pay none of the expenses listed below:


                                                                                                AMOUNT TO BE PAID
                                                                                                -----------------
SEC registration statement filing fee                                                             $    13,955.25
Trustees' fees and expenses                                                                               300.00
Printing fees and expenses                                                                              2,500.00
Legal fees and expense                                                                                 55,000.00
Accounting fees and expense                                                                            15,000.00
Other                                                                                                  22,000.00
                                                                                               --------------------
   Total                                                                                          $   108,755.25



ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The laws of British Columbia and the Company's Articles permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act.

         Section 128 of the British Columbia Company Act, R.S.B.C. 1996, c.62 (the "Company Act"), provides as follows:

         INDEMNIFICATION

         (1) A company, with the approval of the court, may indemnify a person who is a director or former director of the company or is a director or former director of a corporation of which the company is or was a shareholder, and the person's heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if

                  (a) the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director, and

                  (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person's conduct was lawful.

         (2) The court, on application of a company, director or former director, may make an order approving an indemnity under this section, and the court may make any further order it considers appropriate.

         (3) On an application under subsection (2), the court may order notice to be given to any interested person.

         (4) A company may purchase and maintain insurance for the benefit of a person referred to in this section against any liability incurred by the person as a director or officer.

         (5) Subsections (1) to (3) apply to officers or former officers of a company or of a corporation of which the company is or was a shareholder.

         For purposes of Section 128, "court" means the Supreme Court of British Columbia.

         Part 22 of our Articles provides that we will indemnify any person and his or her heirs, executors or personal representatives who were or are a party or who are threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by us or by a corporation or other legal entity or enterprise and whether civil, criminal or administrative, by reason of the fact that he or she is or was a director of ours or is or was serving at our request as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle such action or proceeding or satisfy such judgment, if he or she acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he or she is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative action or proceeding, he or she has reasonable grounds for believing that his or her conduct was lawful; provided that no one will be so indemnified if he or she has failed to carry out his or her duty to act in accordance with the Company Act or any rule of law, and in any event, until court approval has been granted with respect to such indemnification.

         In addition, our Articles indicate that we may indemnify any person other than a director in respect of any loss, damage, costs or expenses whatsoever incurred by that person while acting as an officer, employee or agent for us to such extent, and on such terms and in such manner as the directors will, in their absolute discretion, determine. Our Articles further provide that, subject to the Company Act, no director, officer or employee of ours will be liable for the acts, receipts, neglects or defaults of any other director, officer or employee of ours, or for having participated in actions resulting in any loss, damage or expense to us in any matter, unless such loss, damage or expense happens by or through his or her own willful act or default, negligence, breach of trust or breach of duty.

         The Company has entered into indemnity agreements with its directors and executive officers which provide, among other things, that, subject to any requirements that may exist under the Company Act or our Articles, we will indemnify such director or officer, under the circumstances and to the extent specified, for expenses, damages, judgements, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director or officer of the Company.

         The Company maintains directors' and officers' liability insurance coverage through a policy covering the Company and its subsidiaries, which has an annual aggregate policy limit of $50,000,000, subject to a corporate deductible of $150,000 per loss for all claims except securities claims for which the deductible is $1,000,000. This insurance provides coverage for indemnity payments made by the Company to its directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and directors in their capacity as such. This policy also provides coverage directly to individual directors and officers if they are not indemnified by the Company. The insurance coverage for directors and officers has customary exclusions, including libel and slander, and those acts determined to be uninsurable under law, or deliberately fraudulent or dishonest or to have resulted in personal profit or advantage.

ITEM 16. EXHIBITS


       EXHIBIT
       NUMBER     DESCRIPTION OF EXHIBIT
       ------     ----------------------

         3.0      Memorandum and Articles (1)

         3.1 Article 24 of the Articles of Quadra Logic Technologies Inc. as filed with the Registrar of Companies (British Columbia) on July 13, 1989 (2)

         3.2 Article 26 of the Articles of Quadra Logic Technologies Inc. as filed with the Registrar of Companies (British Columbia) on November 15, 1989 (2)

         3.3 Part 27 of the Articles of Quadra Logic Technologies Inc. dated February 21, 1991 (3)

         3.4 Part 28 of the Articles of QLT PhotoTherapeutics Inc. dated December 15, 1995 (4)

         3.5      Amended Memorandum of QLT Inc.(5)

         4.1 Indenture relating to QLT Inc.'s 3.0% Senior Convertible Notes due 2023, dated August 15, 2003*

         4.2      Form of Note*

         4.3 Registration Rights Agreement dated August 15, 2003 among QLT Inc., UBS Securities LLC and CIBC World Markets*

         5.1 Opinion of Farris, Vaughan, Wills & Murphy as to the legality of the securities being registered

         12.1     Statement regarding ratio of earnings to fixed charges*

         23.1     Consent of Deloitte & Touche LLP

         23.2     Consent of Farris, Vaughan, Wills & Murphy (see Exhibit 5.1)

         24.1 Power of Attorney of certain directors and officers of the Registrant*

         25.1 Form T-1 Statement of Eligibility of The Bank of New York as trustee*


Notes:

*        Previously filed.

(1) Filed as an exhibit to the Company's Registration Statement on Form F-1 (File No. 33-31222 filed on September 25, 1989).

(2) Filed as an exhibit to Amendment No. 3 to the Registration Statement on Form F-1 dated November 22, 1989.

(3) Filed as an exhibit to the Company's Annual Report on Form 10-K dated March 20, 1992.

(4) Filed as an exhibit to the Company's Annual Report on Form 10-K dated March 26, 1996.

(5) Filed as an exhibit to the Company's Current Report Form 8-K filed August 11, 2003.


ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         a. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         b. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         c. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on the 30th day of January, 2004.

                                      QLT INC.

                                      By:   /s/ Paul J. Hastings
                                           -------------------------------------
                                           PAUL J. HASTINGS
                                           President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on January 30, 2004, by the following persons in the capacities indicated below:




SIGNATURE                                                      TITLE (CAPACITY)
-----------------------------------------------------          ----------------------------------------------------------

/s/    PAUL J. HASTINGS                                        President, Chief Executive Officer and Director (Principal
-----------------------------------------------------           Executive Officer)
PAUL J. HASTINGS


/s/    MICHAEL J. DOTY                                         Senior Vice President and Chief Financial Officer
-----------------------------------------------------            (Principal Financial and Accounting Officer)
MICHAEL J. DOTY

                       *                                       Chairman and Director
-----------------------------------------------------
E. DUFF SCOTT

                       *                                       Director
-----------------------------------------------------
PETER A. CROSSGROVE

                       *                                       Director
-----------------------------------------------------
RONALD D. HENRIKSEN

                       *                                       Executive Chairman, Scientific Advisory Board and Director
-----------------------------------------------------
JULIA G. LEVY

                       *                                       Director
-----------------------------------------------------
ALAN C. MENDELSON

                       *                                       Director
-----------------------------------------------------
L. JACK WOOD

                       *                                       Director
-----------------------------------------------------
C. BOYD CLARKE


* BY: /s/ PAUL J. HASTINGS
      -----------------------------------------------
      PAUL J. HASTINGS
      ATTORNEY-IN-FACT

                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER    DESCRIPTION OF EXHIBIT
        ------    ----------------------

         3.0      Memorandum and Articles (1)

         3.1 Article 24 of the Articles of Quadra Logic Technologies Inc. as filed with the Registrar of Companies (British Columbia) on July 13, 1989 (2)

         3.2 Article 26 of the Articles of Quadra Logic Technologies Inc. as filed with the Registrar of Companies (British Columbia) on November 15, 1989 (2)

         3.3 Part 27 of the Articles of Quadra Logic Technologies Inc. dated February 21, 1991 (3)

         3.4 Part 28 of the Articles of QLT PhotoTherapeutics Inc. dated December 15, 1995 (4)

         3.5      Amended Memorandum of QLT Inc.(5)

         4.1 Indenture relating to QLT Inc.'s 3.0% Senior Convertible Notes due 2023, dated August 15, 2003*

         4.2      Form of Note*

         4.3 Registration Rights Agreement dated August 15, 2003 among QLT Inc., UBS Securities LLC and CIBC World Markets*

         5.1 Opinion of Farris, Vaughan, Wills & Murphy as to the legality of the securities being registered

         12.1     Statement regarding ratio of earnings to fixed charges*

         23.1     Consent of Deloitte & Touche LLP

         23.2     Consent of Farris, Vaughan, Wills & Murphy (see Exhibit 5.1)

         24.1 Power of Attorney of certain directors and officers of the Registrant*

         25.1 Form T-1 Statement of Eligibility of The Bank of New York as trustee*


Notes:

*        Previously filed.

(1) Filed as an exhibit to the Company's Registration Statement on Form F-1 (File No. 33-31222 filed on September 25, 1989).

(2) Filed as an exhibit to Amendment No. 3 to the Registration Statement on Form F-1 dated November 22, 1989.

(3) Filed as an exhibit to the Company's Annual Report on Form 10-K dated March 20, 1992.

(4) Filed as an exhibit to the Company's Annual Report on Form 10-K dated March 26, 1996.

(5) Filed as an exhibit to the Company's Current Report Form 8-K filed August 11, 2003.